                                                                 EXHIBIT 17(c)
                            BAIRD QUALITY BOND FUND
                       A SERIES OF THE BAIRD FUNDS, INC.

                     SUPPLEMENT DATED DECEMBER 21, 1995 TO
                       PROSPECTUS DATED JANUARY 31, 1995


     On December 20, 1995, following unanimous approval by the Board of Directors of The Baird Funds, Inc., acting on behalf of the Baird Quality Bond Fund (the "BQB Fund"), the BQB Fund entered into an Agreement and Plan of Reorganization pursuant to which the BQB Fund would transfer substantially all of its net assets to the AIM Income Fund, an existing portfolio of AIM Funds Group. In the transaction, shareholders of the BQB Fund would receive, in exchange for their BQB Fund shares, that number of shares of the AIM Income Fund having an aggregate net asset value equal to the aggregate value of the BQB Fund assets transferred in connection with the transaction. BQB Fund Shareholders would not pay any load or sales commission on the shares of the AIM Income Fund they receive. The transaction would be structured to qualify as a tax-free reorganization, and if it so qualifies BQB Fund Shareholders would not recognize any taxable gain or loss as a result of the exchange of their shares.

     The transaction is subject to normal and customary closing conditions and to approval by the shareholders of the BQB Fund at a special meeting to be called and held for that purpose during Spring 1996. Shareholders will receive a separate proxy statement/prospectus in connection with the special meeting.

     The AIM Income Fund is managed by A I M Advisors, Inc. ("AIM"). AIM was organized in 1976 and presently serves as manager or advisor to 38 separate investment company portfolios. As of November 30, 1995, the total net assets of the investment company portfolios advised or managed by AIM or its affiliates were approximately $41.1 billion. AIM is a wholly-owned subsidiary of A I M Management Group Inc. AIM's principal executive offices are located at 11 Greenway Plaza, Suite 1919, Houston, Texas 77046-1173.

     The investment objective of the AIM Income Fund is to achieve a high level of current income consistent with reasonable concern for safety of principal, by investing primarily in fixed rate corporate debt and U.S. Government obligations. In attempting to achieve its objective, the AIM Income Fund is permitted to invest up to 35% of its net assets in non-investment grade debt securities. AIM believes this practice, together with other differences between the investment programs and policies of the AIM Income Fund and the BQB Fund, offer shareholders of the AIM Income Fund an opportunity for higher yields, but also involve risks that are different in magnitude and/or nature than risks associated with an investment in the BQB Fund. For a more complete discussion of the investment policies and restrictions of the AIM Income Fund, please read the AIM Income Fund Prospectus accompanying this Supplement.

     The BQB Fund's current investment advisor and distributor has announced that, for calendar year 1996, it will waive fees and/or reimburse expenses as necessary to limit the BQB Fund's total annual operating expenses at a ratio of 1.00% of average net assets. The total operating expenses of the AIM Income Fund as a percentage of average net assets for its fiscal year ended December 31, 1994 were 0.98%.

                           BAIRD BLUE CHIP FUND, INC.

                     SUPPLEMENT DATED DECEMBER 21, 1995 TO
                       PROSPECTUS DATED JANUARY 31, 1995


     On December 20, 1995, following unanimous approval by the Board of Directors of Baird Blue Chip Fund, Inc. (the "BBC Fund"), the BBC Fund entered into an Agreement and Plan of Reorganization pursuant to which the BBC Fund would transfer substantially all of its net assets to the AIM Blue Chip Fund, a newly-created portfolio of AIM Equity Funds, Inc. In the transaction, shareholders of the BBC Fund would receive, in exchange for their BBC Fund shares, an equal number of shares of the AIM Blue Chip Fund. BBC Fund shareholders would not pay any load or sales commission on the shares of the AIM Blue Chip Fund they receive. The transaction would be structured to qualify as a tax-free reorganization, and if it so qualifies BBC Fund Shareholders would not recognize any taxable gain or loss as a result of the exchange of their shares.

     The transaction is subject to normal and customary closing conditions and to approval by the shareholders of the BBC Fund at a special meeting to be called and held for that purpose during Spring 1996. Shareholders will receive a separate proxy statement/ prospectus in connection with the special meeting.

     Following the transaction, the assets of the new AIM Blue Chip Fund would be managed by A I M Advisors, Inc. ("AIM"). AIM was organized in 1976 and presently serves as manager or advisor to 38 separate investment company portfolios. As of November 30, 1995, the total net assets of the investment company portfolios advised or managed by AIM or its affiliates were approximately $41.1 billion. AIM is a wholly-owned subsidiary of A I M Management Group Inc. AIM's principal executive offices are located at 11 Greenway Plaza, Suite 1919, Houston, Texas 77046-1173.

     The AIM Blue Chip Fund will seek long-term growth of capital (with current income being a secondary objective) by investing primarily in dividend paying stocks of "Blue Chip" companies. While the AIM Blue Chip Fund's investment program and policies are expected to be similar to those of the BBC Fund, the AIM Blue Chip Fund may employ techniques and strategies which are somewhat different from those used by the BBC Fund. These strategies and techniques are intended by AIM to facilitate achieving the AIM Blue Chip Fund's objective, and may involve market risks that are different in nature and/or magnitude from those associated with an investment in the BBC Fund.

     If the transaction is consummated, AIM has committed that, during the two-year period immediately following the consummation of the proposed transaction, it will reimburse expenses or waive fees as necessary so that the AIM Blue Chip Fund's total operating expense ratio during those two years will not exceed the BBC Fund's expense ratio for the fiscal year ended September 30, 1995 (after giving effect to expense reimbursements and fee waivers), or 1.31% of average net assets.

                      BAIRD CAPITAL DEVELOPMENT FUND, INC.

                     SUPPLEMENT DATED DECEMBER 21, 1995 TO
                       PROSPECTUS DATED JANUARY 31, 1995


     On December 20, 1995, following unanimous approval by the Board of Directors of Baird Capital Development Fund, Inc. (the "BCD Fund"), the BCD Fund entered into an Agreement and Plan of Reorganization pursuant to which the BCD Fund would transfer substantially all of its net assets to AIM Capital Development Fund, a newly-created portfolio of AIM Equity Funds, Inc. In the transaction, shareholders of the BCD Fund would receive, in exchange for their BCD Fund shares, an equal number of shares of AIM Capital Development Fund.
BCD Fund Shareholders would not pay any load or sales commission on the shares of AIM Capital Development Fund they receive. The transaction would be structured to qualify as a tax-free reorganization, and if it so qualifies BCD Fund Share- holders would not recognize any taxable gain or loss as a result of the exchange of their shares.

     The transaction is subject to normal and customary closing conditions and to approval by the shareholders of the BCD Fund at a special meeting to be called and held for that purpose during Spring 1996. Shareholders will receive a separate proxy statement/ prospectus in connection with the special meeting.

     Following the transaction, the assets of the new AIM Capital Development Fund would be managed by A I M Advisors, Inc. ("AIM"). AIM was organized in 1976 and presently serves as manager or advisor to 38 separate investment company portfolios. As of November 30, 1995, the total net assets of the investment company portfolios advised or managed by AIM or its affiliates were approximately $41.1 billion. AIM is a wholly-owned subsidiary of A I M Management Group Inc. AIM's principal executive offices are located at 11 Greenway Plaza, Suite 1919, Houston, Texas 77046-1173.

     The AIM Capital Development Fund will seek to produce long-term capital appreciation through investing in common stocks, convertible securities and bonds issued primarily by small and medium-sized companies which, based upon factors considered by AIM, AIM believes are underpriced relative to the company's future growth prospects. While the AIM Capital Development Fund's investment program and policies are expected to be similar to those of the BCD Fund, the AIM Capital Development Fund may employ certain strategies and techniques that are different from those used by the BCD Fund. Such strategies and techniques are intended by AIM to facilitate achieving the AIM Capital Development Fund's objective, and may involve risks that are different in magnitude and/or nature from the risks associated with an investment in the BCD Fund.

     If the transaction is consummated, AIM has committed that, during the two-year period immediately following the consummation of the proposed transaction, it will reimburse expenses or waive fees as necessary to assure that the AIM Capital Development Fund's total operating expense ratio during those two years will not exceed the BCD Fund's expense ratio for the fiscal year ended September 30, 1995 (after giving effect to expense reimbursements and fee waivers), or 1.34% of average net assets.

PROSPECTUS

BAIRD CAPITAL
DEVELOPMENT FUND

BAIRD BLUE
CHIP FUND

BAIRD QUALITY
BOND FUND


(Baird Logo)

PROSPECTUS
January 31, 1995

BAIRD CAPITAL DEVELOPMENT FUND
BAIRD BLUE CHIP FUND
BAIRD QUALITY BOND FUND

The Baird Mutual Funds consist of three separate open-end diversified management investment companies, the Baird Capital Development Fund, Inc., the Baird Blue Chip Fund, Inc. and the Baird Quality Bond Fund.

BAIRD CAPITAL DEVELOPMENT FUND. The primary investment objective of the Baird Capital Development Fund is to produce long-term capital appreciation. This Fund will invest principally in common stocks believed by the Fund's investment adviser to be underpriced relative to future growth prospects. Current income is a secondary objective.

BAIRD BLUE CHIP FUND. The primary investment objective of the Baird Blue Chip Fund is to produce long-term growth of capital and income. This Fund will invest principally in dividend paying common stocks rated A+, A or A- by Standard & Poor's Corporation. Current income is a secondary objective.

BAIRD QUALITY BOND FUND. The investment objective of the Baird Quality Bond Fund is to provide a high level of current income. This Fund will invest principally in a diversified portfolio of investment grade debt securities.

There can be no assurance that the Baird Mutual Funds will meet their respective investment objectives and investment in the Funds involves certain risks. See ''Investment Objectives and Policies'' and ''Portfolio Securities and Investment Practices.''This Prospectus sets forth concisely the information about the Baird Mutual Funds that prospective investors should know before investing. Investors are advised to read this Prospectus and retain it for future reference. This Prospectus does not set forth all of the information included in the Registration Statements and Exhibits thereto with respect to the Baird Mutual Funds which has been filed with the Securities and Exchange Commission. Statements of Additional Information, dated January 31, 1995, which are a part of such Registration Statements, are incorporated by reference in this Prospectus. Copies of the Statements of Additional Information will be provided without charge to each person to whom a Prospectus is delivered upon written or oral request made to the Funds' Distributor, Robert W. Baird & Co. Incorporated, by writing to 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202 or calling (414) 765-3500.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

(Baird Logo)
MUTUAL FUNDS

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and the Statements of Additional Information dated January 31, 1995 and, if given or made, such information or representations may not be relied upon as having been authorized by the Baird Mutual Funds or Robert W. Baird & Co. Incorporated. This Prospectus does not constitute an offer to sell securities in any state or jurisdiction in which such offering may not lawfully be made.


TABLE OF CONTENTS
Expense Information..................................................  1
Financial Highlights.................................................  2
Performance Information..............................................  4
Management's Discussion of Performance of the Funds..................  6
Introduction.........................................................  7
Investment Objectives and Policies...................................  7
Portfolio Securities and Investment Practices........................ 11
Management of the Funds.............................................. 19
Determination of Net Asset Value..................................... 21
Purchase of Shares................................................... 21
Redemption and Repurchase of Shares.................................. 24
Reinstatement Privilege.............................................. 26
Dividend Reinvestment................................................ 27
Directed Reinvestment................................................ 27
Systematic Withdrawal Plan........................................... 27
Automatic Exchange Plan.............................................. 28
Exchange Privileges.................................................. 28
Individual Retirement Account and Simplified Employee Pension Plan... 29
Defined Contribution Retirement and 401(k) Plan...................... 30
Dividends, Distributions and Taxes................................... 30
Capital Structure.................................................... 31
Shareholder Reports.................................................. 32
Account Application.................................................. 33
Automatic Investment Plan Application................................ 35

EXPENSE INFORMATION
The following information is provided in order to assist the investor in understanding the various costs and expenses that investors in the Baird Mutual Funds bear directly or indirectly. The Baird Capital Development Fund, Inc. is hereinafter referred to as the ''BCD Fund'', the Baird Blue Chip Fund, Inc. is hereinafter referred to as the ''BBC Fund'' and the Baird Quality Bond Fund is hereinafter referred to as the ''BQB Fund.'' The BCD Fund, BBC Fund and BQB Fund are sometimes individually referred to herein as the ''Fund'' or a ''Baird Mutual Fund''and collectively as the ''Funds'' or the ''Baird Mutual Funds''.

SHAREHOLDER TRANSACTION EXPENSES*<F1>

                            Maximum Sales Load Imposed on Purchases
                              (as a percentage of offering price)
        BCD Fund                               5.75%
        BBC Fund                               5.75%
        BQB Fund                               4.00%

*<F1>The Baird Mutual Funds do not charge redemption fees or exchange fees. Broker-dealers, including Baird, may charge a service fee for redemptions or repurchases of shares effected through them. See ''Redemption and Repurchase of Shares.''The Baird Mutual Funds charge a 1% contingent deferred sales load in certain limited situations as described under ''Redemption and Repurchase of Shares'', none of which involve purchases where a sales load is charged. Reinvested dividends are exempt from the sales loads.

ANNUAL FUND OPERATING EXPENSES

                                                              Total Operating
        Management                         Other                  Expenses
           Fee           12b-1 Fee        Expenses          (Net of Waivers and
 Fund (Net of Waiver) (Net of Waiver)(After Reimbursement)  After Reimbursement)
 BCD Fund   .74%           .32%            .36%                  1.42%
 BBC Fund   .74%           .31%            .31%                  1.36%
 BQB Fund   .39%           .15%            .06%                   .60%

The information in the chart indicates actual expenses incurred during the fiscal year ended September 30, 1994. Without waivers and reimbursements, the Management Fee, 12b-1 Fee, Other Expenses and Total Operating Expenses for the BQB Fund would have been, .50%, .45%, 0.72% and 1.67%, respectively.

EXAMPLE
An investor would pay the following expenses on a $1,000 investment, assuming
(1) 5% annual return and (2) redemption at the end of each time period:

                                              Period (in years)
        Fund                     1               3              5        10
        BCD Fund               $72             $102           $135      $228
        BBC Fund               $71             $101           $132      $221
        BQB Fund               $46             $ 59           $ 73      $115


The Example is based on the Annual Fund Operating Expenses described above. Please remember that the Example should not be considered a representation of past or future expenses and that actual expenses may be greater or less than those shown. The Example assumes a 5% annual rate of return and the reinvestment of all dividends and distributions pursuant to requirements of the Securities and Exchange Commission. This hypothetical rate of return is not intended to be representative of past or future performance of the Baird Mutual Funds.

FINANCIAL HIGHLIGHTS
(Selected Data for each share of each Fund outstanding throughout each period)

  The following information has been audited by Price Waterhouse LLP, independent accountants, whose unqualified report thereon is included in the Statement of Additional Information. The Financial Highlights should be read in conjunction with the financial statements and notes thereto also included in the Statement of Additional Information.

BAIRD CAPITAL DEVELOPMENT FUND, INC.

                                                                           YEARS ENDED SEPTEMBER 30,

                                               1994    1993      1992    1991     1990     1989     1988    1987     1986    1985
                                              ------  ------    ------  ------   ------   ------   ------  ------   ------  ------
Per Share Operating Performance
Net asset value, beginning
  of year..................................   $23.27  $21.67    $21.35  $15.38   $19.16   $14.81   $18.50  $15.44   $13.33  $11.20
Income from investment operations:
 Net investment income (loss)                   0.04    0.04      0.11    0.13     0.19     0.14    (0.03)  (0.04)   (0.12)  (0.15)
 Net realized and unrealized
   gains (losses) on investments**<F3>.....     0.80    3.54      2.17    6.77    (3.86)    4.21    (2.54)   3.19     4.28    2.33
                                              ------  ------    ------  ------   ------   ------   ------  ------   ------  ------
Total from investment operations                0.84    3.58      2.28    6.90    (3.67)    4.35    (2.57)   3.15     4.16    2.18
Less distributions:
 Dividends from net investment
   income .................................    (0.04)  (0.08)    (0.10)  (0.20)   (0.11)       -        -       -        -   (0.05)
 Distributions from net realized
   gains ..................................    (0.53)  (1.90)    (1.86)  (0.73)       -        -    (1.12)  (0.09)   (2.05)      -
                                              ------  ------    ------  ------   ------   ------   ------  ------   ------  ------
Total from distributions...................    (0.57)  (1.98)    (1.96)  (0.93)   (0.11)       -    (1.12)  (0.09)   (2.05)  (0.05)
                                              ------  ------    ------  ------   ------   ------   ------  ------   ------  ------
Net asset value, end of year...............   $23.54  $23.27    $21.67  $21.35   $15.38   $19.16   $14.81  $18.50   $15.44  $13.33
                                              ------  ------    ------  ------   ------   ------   ------  ------   ------  ------


TOTAL INVESTMENT
  RETURN***<F4>............................      3.7%   17.9%     11.6%   47.8%  (19.3%)    29.4%  (12.8%)   20.6%    35.8%   19.6%

 Ratios/Supplmental Data
 Net assets, end of year
   (in 000's) .............................   53,807  52,169    38,236  26,713   18,454   21,372   18,868  23,052   10,233     176
 Ratio of expenses to average
   net assets*<F2>.........................      1.4%    1.4%      1.6%    1.7%     1.7%     1.7%     2.3%    2.5%     2.1%    3.0%
 Ratio of net investment income
   (loss) to average net assets ...........      0.2%    0.2%      0.5%    0.7%     1.1%     0.3%   (0.6%)  (0.4%)   (0.5%)  (1.2%)
 Portfolio turnover rate ..................     29.5%   25.2%     47.7%   64.1%    63.8%    50.5%    55.6%   80.1%    41.9%   64.5%

 *<F2>Includes a 1% distribution fee through December 12, 1985, a .75%
  distribution fee from June 21, 1986 through September 30, 1988 and a .45% distribution fee beginning October 1, 1988.
**<F3>On a per share basis this amount may not agree with the net realized and unrealized gains (losses) experienced on the portfolio securities for the period because of the timing of sales and repurchases of the Fund's shares in relation to fluctuating market values of the portfolio.
***<F4>Total return does not include the sales load.

BAIRD BLUE CHIP FUND, INC.

                                                                             YEARS ENDED SEPTEMBER 30,

                                                   1994      1993      1992      1991      1990      1989      1988    1987+<F5>
                                                 ------    ------    ------    ------    ------    ------    ------    -----
Per Share Operating Performance
Net asset value, beginning of period.......      $18.89    $18.24    $16.77    $13.60    $13.82    $11.48    $13.10    $10.00
Income from investment operations:
 Net investment income ....................        0.15      0.19      0.20      0.23      0.25      0.24      0.12      0.01
 Net realized and unrealized gains
   (losses) on investments ................        1.24      0.63      1.48      3.19     (0.20)     2.25     (1.68)     3.09
                                                 ------    ------    ------    ------    ------    ------    ------    ------
Total from investment operations                   1.39      0.82      1.68      3.42      0.05      2.49     (1.56)     3.10
Less distributions:
 Dividends from net
   investment income ......................       (0.21)    (0.17)    (0.21)    (0.25)    (0.27)    (0.15)    (0.02)        -
 Distributions from net
   realized gains .........................       (0.85)        -         -         -         -         -     (0.04)        -
                                                 ------    ------    ------    ------    ------    ------    ------    ------
Total from distributions...................       (1.06)    (0.17)    (0.21)    (0.25)    (0.27)    (0.15)    (0.06)        -
                                                 ------    ------    ------    ------    ------    ------    ------    ------
Net asset value, end of period.............      $19.22    $18.89    $18.24    $16.77    $13.60    $13.82    $11.48    $13.10
                                                 ======    ======    ======    ======    ======    ======    =====     ======

TOTAL INVESTMENT RETURN***<F8>.............         7.7%      4.5%     10.1%     25.5%      0.3%     22.0%    (11.8%)  13.5%*<F6>

 Ratios/Supplmental Data
 Net assets, end of period (in 000's) .....      60,115    65,112    61,601    46,958    31,706    21,170    18,681    16,917
 Ratio of expenses to average
   net assets**<F7> .......................         1.4%      1.3%      1.4%      1.5%      1.6%      1.7%      2.2%   2.6%*<F6>
 Ratio of net investment income
   to average net assets ..................         0.8%      1.0%      1.2%      1.6%      2.0%      1.9%      3.3%   0.2%*<F6>
 Portfolio turnover rate ..................        12.7%     24.9%      5.4%      8.8%     12.2%     14.8%     14.8%      9.0%

 +<F5>For the period from December 31, 1986 (commencement of operations) to
  September 30, 1987.
 *<F6>Annualized.
**<F7>Includes a .75% distribution fee from December 31, 1986 through September
  30, 1988 and a .45% distribution fee beginning October 1, 1988.
***<F8>Total return does not include the sales load.

BAIRD QUALITY BOND FUND

                                           FOR THE
                                         YEAR ENDED         FOR THE YEAR FROM
                                        SEPTEMBER 30,     OCTOBER 1, 1992*<F9>
                                            1994          TO SEPTEMBER 30, 1993
                                        ------------      ---------------------
Per Share Operating Performance
Net asset value, beginning of year........  $10.31                $10.00
Income from investment operations:
 Net investment income ...................  0.6698                0.6314
 Net realized and unrealized (loss)
 gain on investments ..................... (1.1975)               0.3100
                                          --------              --------
Total from investment operations......... .(0.5277)               0.9414
Less distributions:
 Dividends from net investment income ... .(0.6698)              (0.6314)
 Distribution from net realized gains .... (0.1125)                    -
                                          --------              --------
Total from distributions.................. (0.7823)              (0.6314)
                                          --------              --------
Net asset value, end of year.............. $  9.00                $10.31
                                          ========              ========

TOTAL INVESTMENT RETURN****<F12>.........     (5.4%)                 9.8%

 Ratios/Supplmental Data
 Net assets, end of year (in 000's) ......   7,961                 6,240
 Ratio of expenses (after reimbursement)
   to average net assets**<F10>...........     0.6%                  0.4%
 Ratio of net investment income
 to average net assets***<F11>............     7.0%                  6.2%
 Portfolio turnover rate .................    99.6%                124.1%

*<F9> Commencement of Operations.
**<F10>Computed after giving effect to adviser's expense limitation undertaking. If the Fund had paid all of its expenses, the ratios would have been 1.7% and 2.1%, respectively, for the years ended September 30, 1994 and 1993.
***<F11>The ratio of net investment income prior to adviser's expense limitation undertaking to average net assets for the years ended September 30, 1994 and 1993 would have been 5.9% and 4.5%, respectively.
****<F12>Total return does not include the sales load.

PERFORMANCE INFORMATION
The Baird Mutual Funds may provide from time to time in advertisements, reports to shareholders and other communications with shareholders their average annual compounded rates of return. An average annual compounded rate of return refers to the rate of return which, if applied to an initial investment at the beginning of a stated period and compounded over the period, would result in the redeemable value of the investment at the end of the stated period assuming reinvestment of all dividends and distributions and reflecting the effect of all recurring fees. In addition, the BQB Fund may provide yield data from time to time in advertisements, reports to shareholders and other communications with shareholders. The yield of the BQB Fund is determined by dividing the Fund's net investment income for a 30-day (or one month) period by the average number of shares of the Fund outstanding during the period, and expressing the result as a percentage of the Fund's share price on the last day of the 30-day or one month period. This percentage is then annualized. Capital gains and losses are not included in the yield calculation. The yield of the BQB Fund will be affected if the BQB Fund experiences a net inflow of new money which is invested at interest rates different from those being earned on its then-current investments. An investor's principal in the BQB Fund and the BQB Fund's net asset value and return are not guaranteed and will fluctuate. Yield information may be useful in reviewing the performance of the BQB Fund and for providing a basis for comparison with other investment alternatives. However, since net investment income of the BQB Fund changes in response to fluctuations in interest rates and the BQB Fund's expenses, any given yield quotation should not be considered representative of the BQB Fund's yield for any future period. An investor should also be aware that there are differences in investments other than yield.

The foregoing total return information includes changes in share price and reinvestment of dividends and capital gains as well as the maximum sales load imposed on purchases (5.75% for the BCD Fund and the BBC Fund and 4.00% for the BQB Fund).

COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN
BAIRD CAPITAL DEVELOPMENT FUND AND NASDAQ COMPOSITE INDEX

 Date    Baird Capital Development Fund          Nasdaq Composite Index
 9/30/84          9,425                               10,000
 9/30/85         10,622                               11,220
 9/30/86         14,425                               14,036
 9/30/87         17,396                               17,784
 9/30/88         15,169                               15,508
 9/30/89         19,629                               18,904
 9/30/90         15,841                               13,762
 9/30/91         23,413                               21,042
 9/30/92         26,129                               23,315
 9/30/93         30,806                               30,519
 9/30/94         31,945                               30,580

Average Annual Total Return
1-Year -2.3%
5-Year +8.9%
10-Year +13.0%

Past performance is not predictive of future performance.

COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN
BAIRD BLUE CHIP FUND AND S&P 500 INDEX

 Date         Baird Blue Chip Fund         S&P 500 Index
 2/4/87*<F20>     9,425                     10,000
 9/30/87         10,867                     11,710
 9/30/88          9,585                     10,235
 9/30/89         11,693                     13,581
 9/30/90         11,728                     12,318
 9/30/91         14,719                     16,186
 9/30/92         16,206                     17,983
 9/30/93         16,935                     20,321
 9/30/94         18,239                     21,052

Average Annual Total Return
1-Year +1.5%
5-Year +8.0%
Since Inception 2/4/87 +8.2%

*<F20>Inception date
Past performance is not predictive of future performance.

COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN BAIRD QUALITY BOND FUND, MERRILL DOMESTIC MASTER INDEX AND MORNINGSTAR GOVERNMENT BOND MUTUAL FUND/CORPORATE BOND, GENERAL

             Baird Quality Bond Fund   Baird Quality Bond Fund   Merrill Domestic Master Index  Morningstar Government Bond
            (At Public Offering Price   (At Net Asset Value)                                     Mutual Fund/Corporate Bond,
    Date         4% Sales Charge)                                                                          General

    10/1/92*<F21>   $9,600                  $10,000                        $10,000                        $10,000
    10/31/92        $9,350                   $9,742                         $9,874                         $9,854
    11/30/92        $9,333                   $9,725                         $9,871                         $9,855
    12/31/92        $9,520                   $9,920                        $10,024                         $9,995
    1/31/93         $9,747                  $10,156                        $10,214                        $10,187
    2/28/93         $9,934                  $10,351                        $10,392                        $10,382
    3/31/93         $9,953                  $10,371                        $10,442                        $10,441
    4/30/93         $9,990                  $10,410                        $10,518                        $10,515
    5/31/93         $9,971                  $10,390                        $10,526                        $10,529
    6/30/93        $10,203                  $10,632                        $10,721                        $10,725
    7/31/93        $10,268                  $10,699                        $10,783                        $10,795
    8/31/93        $10,453                  $10,892                        $10,977                        $10,997
    9/30/93        $10,537                  $10,979                        $11,017                        $11,038
    10/31/93       $10,576                  $11,020                        $11,060                        $11,094
    11/30/93       $10,497                  $10,938                        $10,968                        $11,001
    12/31/93       $10,566                  $11,009                        $11,029                        $11,052
    1/31/94        $10,728                  $11,178                        $11,175                        $11,199
    2/28/94        $10,568                  $11,012                        $10,973                        $11,006
    3/31/94        $10,285                  $10,716                        $10,724                        $10,755
    4/30/94        $10,151                  $10,578                        $10,628                        $10,648
    5/31/94        $10,072                  $10,495                        $10,630                        $10,630
    6/30/94        $10,003                  $10,423                        $10,610                        $10,604
    7/31/94        $10,207                  $10,635                        $10,805                        $10,753
    8/31/94        $10,191                  $10,619                        $10,822                        $10,783
    9/30/94         $9,970                  $10,388                        $10,670                        $10,665

Average Annual Total Return
1-Year -9.2%
Since Inception*<F21> 10/1/92 -0.2%

*<F21>Inception Date
Past performance is not predictive of future performance.

The results below show the value of an assumed initial investment of $10,000 made in each of the Baird Mutual Funds for the period shown through December 31, 1994, assuming the applicable sales charge (see page 1) and reinvestment of all dividends and distributions.

                                               BCD                          BBC                           BQB
                                  --------------------------     -------------------------     -------------------------
                                    VALUE OF                      VALUE OF                      VALUE OF
                                   OF $10,000     CUMULATIVE     OF $10,000     CUMULATIVE     OF $10,000     CUMULATIVE
     DECEMBER 31                   INVESTMENT      % CHANGE      INVESTMENT      % CHANGE      INVESTMENT      % CHANGE
     -----------                  -----------      ---------     ----------     ----------     ----------     ----------

         1984                     $10,291*<F13>     +2.9%*<F13>
         1985                       14,264          +42.6
         1986                       16,301          +63.0
         1987                       15,274          +52.7         $8,954*<F13>   -10.5%*<F13>
         1988                       17,788          +77.9          9,622           -3.8
         1989                       22,116         +121.2         12,242          +22.4
         1990                       20,394         +103.9         12,611          +26.1
         1991                       29,916         +199.2         16,434          +64.3
         1992                       34,094         +240.9         16,868          +68.7        $9,520*<F13>     -4.8%*<F13>
         1993                       38,023         +280.2         17,644          +76.4         10,566          +5.7%
         1994                       37,923         +279.2         18,468          +84.7         10,017           +0.2

 *<F13>The BCD Fund commenced operations on July 2, 1984. The BBC Fund commenced operations on February 4, 1987. The BQB Fund commenced operations on October 1, 1992.

The foregoing performance results are based on historical earnings and should not be considered as representative of the performance of a Fund in the future. An investment in a Fund will fluctuate in value and at redemption its value may be more or less than the initial investment. The Baird Mutual Funds may compare their performance to other mutual funds with similar investment objectives and to the industry as a whole, as reported by Lipper Analytical Services, Inc., Morningstar, Inc., Money, Forbes, Business Week and Barron's magazines and The Wall Street Journal. (Lipper Analytical Services, Inc. and Morningstar, Inc. are independent ranking services that rank mutual funds based upon total return performance.) The Baird Mutual Funds may also compare their performance to the Dow Jones Industrial Average, Nasdaq Composite Index, Nasdaq Industrials Index, Value Line Composite Index, the Standard & Poor's 500 Stock Index, the Merrill Lynch Domestic Master Index and the Consumer Price Index.

MANAGEMENT'S DISCUSSION OF PERFORMANCE OF THE FUNDS
BAIRD CAPITAL DEVELOPMENT FUND - The principal economic factors affecting the stock and bond markets during the fiscal year ended September 30, 1994 were the rise in short- and long-term interest rates and the strengthening economic recovery. Rising interest rates negatively impacted equity valuation levels while rising earnings served as a support for stock prices. The result was a generally sideways market for most of the year. The Fund's equity investments have risen slightly in this environment.

BAIRD BLUE CHIP FUND - The Fund's total return without giving effect to the 5.75% front-end sales load was 7.7% which exceeded the 3.7% return of the Standard & Poor's 500 Index. This return placed the Fund's performance 30th of 317 growth and income funds, the performance of which over the same period was measured by Morningstar, Inc. (The Morningstar, Inc. ranking of the Fund's performance over the one-year period ended December 31, 1994 was 13th out of 343 growth and income funds and over the five-year period ended December 31, 1994 was 59th out of 176 growth and income funds.)

This strong relative performance was due in part to market conditions: the high-quality stocks of well-established, industry-leading corporations traditionally outperform in difficult market periods. Similarly, the Fund outperformed the S&P 500 Index and other stock mutual funds in the recession year of 1990 and the crash year of 1987. Equally important, the Fund benefitted from economic recovery in Europe and Japan and continued rapid expansion in the emerging economies. As of September 30, 1994, 22 of the 36 companies in the Fund derived more than 35% of their total sales from international (non U.S.) markets, and their stocks were among the best performing in the Fund during the fiscal year.

BAIRD QUALITY BOND FUND - The rise in interest rates that began in February sparked a decline in bond prices of extreme severity. As a result, the fixed income markets recorded among the poorest total returns in over fifty years. The performance of the BQB Fund, which invests primarily in U.S. non-convertible bonds and debentures, was adversely affected by these market conditions.

INTRODUCTION
The BCD Fund was incorporated under the laws of Wisconsin on February 21, 1984. The BBC Fund was incorporated under the laws of Wisconsin on October 16, 1986. The Baird Funds, Inc., of which the BQB Fund is a portfolio, was incorporated under the laws of Wisconsin on June 26, 1992. The BCD Fund, BBCFund and The Baird Funds, Inc. are open-end, diversified management investment companies registered under the Investment Company Act of 1940. As open-end investment companies they obtain their assets by continuously selling shares of their common stock to the public. Proceeds from such sales are invested by the Funds in securities of other companies. In this manner, the resources of many investors are combined and each individual investor has an interest in every one of the securities owned by the Fund in which he has invested. The Funds provide each individual investor with diversification by investing in the securities of many different companies in a variety of industries and furnish experienced management to select and watch over its investments. As open-end investment companies, the Baird Mutual Funds will redeem any of their outstanding shares on demand of the owner at their net asset values.

Shares of each Fund will be sold by the Funds' Distributor, Robert W. Baird & Co. Incorporated (''Baird''), in accordance with both Distribution Plans and related Distribution Assistance Agreements adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the ''1940 Act''), and Distribution Agreements between each of the Baird Mutual Funds and Baird. Pursuant to the Distribution Agreements investors may purchase shares of any Baird Mutual Fund's common stock at net asset value plus a maximum sales charge ranging from 4.00% to 5.75% of the offering price. Reduced sales charges apply to purchases of $50,000 or more for the BCD Fund and the BBC Fund and $100,000 or more for the BQB Fund with no sales charges applicable to certain purchases. See ''Purchase of Shares.''

INVESTMENT OBJECTIVES AND POLICIES
BAIRD CAPITAL DEVELOPMENT FUND - The primary investment objective of the
BCDFund is long-term capital appreciation, and securities will be selected for its portfolio primarily on this basis. It is anticipated that the major portion of the BCDFund's portfolio will ordinarily be invested in common stocks. Fiduciary Management, Inc. (''FMI''), the BCDFund's investment adviser, purchases those common stocks which it believes to be underpriced relative to the issuing corporation's future growth prospects. Such common stocks frequently will be issued by smaller and medium capitalization companies in the growth stage of development. See ''Portfolio Securities and Investment Practices.'' The BCD Fund will also purchase common stocks where the price is significantly below the estimated market value of the issuing corporation's assets less its liabilities on a per share basis. In making a determination that the above criteria is met with respect to a particular common stock, FMI generally will study the financial statements of the issuing corporation and other companies in the same industry, market trends and economic conditions in general. FMI is assisted by Baird which acts as the BCD Fund's sub-adviser. See ''Management of the Funds.'' Since current income is only a secondary objective in the selection of investments, a particular issuer's dividend history is not a primary consideration. As a consequence shares of the BCD Fund are not suitable investments for investors needing current income. There can be no assurance that the primary objective of the BCD Fund will be realized or that any income will be earned. There can be no assurance that the BCD Fund's portfolio will not decline in value and the BCD Fund's net asset value likely will be more volatile than that of a fund that invests primarily in common stocks of larger, more established companies or in investment grade income securities.

Although it is anticipated that the major portion of the BCD Fund's portfolio will ordinarily be invested in common stocks, no minimum or maximum percentage of the BCD Fund's assets is required to be invested in common stocks or any other type of security. When FMI believes securities other than common stocks offer opportunity for long-term capital appreciation, the BCD Fund may invest in publicly distributed corporate bonds and debentures, preferred stocks, particularly those which are convertible into or carry rights to acquire common stocks, and warrants. See ''Portfolio Securities and Investment Practices.'' The BCD Fund will limit its investments in corporate bonds and debentures to those which have been assigned one of the highest three ratings of either Standard & Poor's Corporation (''S&P'') or Moody's Investors Service, Inc. (''Moody's'') and will invest in corporate bonds and debentures only when FMI believes interest rates on such investments may decline thereby potentially increasing the market value of the corporate bonds and debentures purchased by the BCD Fund. A description of the foregoing ratings is set forth in the Statement of Additional Information under the caption ''Description of Bond Ratings.'' Under normal market conditions, the BCD Fund expects at all times to have at least 65% of its total assets invested in securities which FMI believes offer opportunity for growth of capital.

The BCD Fund may invest up to 10% of its assets in securities of foreign issuers. See ''Portfolio Securities and Investment Practices.''

BAIRD BLUE CHIP FUND - The primary investment objective of the BBC Fund is to produce long-term growth of capital and income. Current income is a secondary objective. It is anticipated that the major portion of the BBC Fund's portfolio will ordinarily be invested in dividend-paying common stocks. Baird, the BBC Fund's investment adviser, will purchase common stocks of issuers which it believes to have superior fundamental characteristics which may include:

  an experienced and tested management

  a superior and pragmatic growth strategy

  leadership positions in their market

  proprietary products, processes or services

  an above-average record of dividend consistency and growth a strong balance sheet

In determining that the above characteristics are present with respect to specific investments, Baird generally will study the financial statements of the issuing corporations and other companies in the same industry, the issuing corporation's reports to shareholders and analysts and general economic and industry reports of brokers. In determining whether an issuer has an above-average record of dividend consistency and growth Baird will generally compare the dividend record of the issuer in question with the dividend record of similarly sized issuers over a period of time which Baird believes covers the full peak-to-peak range of a business cycle. The BBC Fund, under normal market conditions, will have at least 65% of its total assets invested in common stocks rated A+, A or A- by S&P. Baird considers common stocks so rated to be ''blue chip'' stocks. Up to 10% of the BBC Fund's portfolio of common stocks may be unrated or rated below B+ by S&P.

In rating common stocks S&P primarily considers stability of earnings and dividends over the most recent 10 years. The dividends and earnings records of issuers are compared and then aligned with the following order of rankings:
    A+  Highest             B+   Average        C   Lowest
    A   High                B    Below Average  D   Reorganization
    A-  Above Average       B-   Lower

An S&P common stock rating is not a forecast of future market price performance as it is basically an appraisal of past performance of earnings and dividends, and relative current standing. The ratings cannot take into account potential effects of management changes, internal company policies not yet fully reflected in the earnings and dividend record, public relations standing, recent competitive shifts, and other factors which may be relevant to investment status and decisions. Common stocks may be unrated because of insufficient data or because they are not amenable to the ranking process (i.e. publicly traded for less than 10 years). A more detailed description of the S&P common stock ratings as well as a description of the other securities ratings referred to below is set forth in the Statement of Additional Information under the caption ''Description of Securities Ratings.''

The investment philosophy employed by Baird seeks to avoid strategies which pursue aggressive growth through short-term investment techniques or high-risk speculation. Substantial emphasis is placed on the fundamental investment quality (i.e. the earnings, dividends and operations of an issuer) of the securities purchased. The portfolio will be diversified among securities issued by different companies and will not be concentrated in any single industry. Since current income is only a secondary objective of the BBC Fund, shares of the BBC Fund may not be an appropriate investment for investors needing current income. Notwithstanding the foregoing there can be no assurances that the BBC Fund's investment objectives will be achieved. There can be no assurance that the BBC Fund's portfolio will not decline in value and the BBC Fund's net asset value likely will be more volatile than that of a fund that invests primarily in investment grade income securities.

When Baird believes securities other than common stocks offer opportunity for long-term growth of capital and income, the BBC Fund may invest in United States government securities, publicly distributed corporate bonds and debentures and convertible preferred stocks and debt securities. See ''Portfolio Securities and Investment Practices.'' The BBC Fund will limit its investments in non-convertible corporate bonds and debentures to those which have been assigned one of the highest three ratings of either S&P or Moody's. The BBC Fund will invest in United States government securities and corporate bonds and debentures when Baird believes interest rates on such investments may decline thereby potentially increasing the market value of the United States government securities and corporate bonds and debentures purchased by the BBC Fund or to meet the additional investment objective of producing current income. The BBC Fund will limit its investments in convertible securities to those which have been assigned one of the highest three ratings of S&P or Moody's and in which the underlying common stock is a suitable investment for the BBC Fund. Under normal market conditions, the BBC Fund expects at all times to have at least 80% of its total assets invested in securities which Baird believes offer opportunity for long-term growth of capital and income.

BAIRD QUALITY BOND FUND - The investment objective of the BQB Fund is to provide a high level of current income. The BQB Fund will seek to achieve its investment objective through investments in a diversified portfolio of investment grade debt securities. Investment grade securities are (i) bonds, debentures, notes and other debt instruments rated at least BBB by S&P or Baa by Moody's at the time of acquisition; (ii) commercial paper and cash equivalents rated A-1 by S&P or Prime-1 by Moody's at the time of acquisition; and (iii) any type of unrated debt security which Baird determines at the time of acquisition to be of a quality comparable to the foregoing. A description of the foregoing ratings is set forth in the BQB Fund's Statement of Additional Information under the caption ''Description of Securities Ratings.'' It is anticipated that at least 80% of the BQB Fund's assets, under normal market conditions will be invested in the following:

  U.S. non-convertible debt securities issued by corporations and municipalities including bonds, debentures and notes;

  Debt securities issued or guaranteed by the U.S. government, its agencies or instrumentalities (''U.S. government securities'');

  Mortgage-backed securities, collateralized mortgage obligations and other asset-backed securities;

  Commercial paper, repurchase agreements, certificates of deposit, bankers acceptances and other cash equivalents.

Investments in mortgage-backed securities, collateralized mortgage obligations and other asset-backed securities must be rated at least either AA by S&P or Aa by Moody's or unrated but determined by Baird to be of comparable quality. The BQB Fund has adopted an investment policy pursuant to which it will invest, under normal market conditions, at least 65% of its total assets in U.S. non-convertible bonds and debentures issued by corporations or municipalities, their agencies or instrumentalities or issued or guaranteed by the U.S. government or its agencies or instrumentalities. See ''Portfolio Securities and Investment Practices.''

The values of the securities in the BQB Fund are subject to price fluctuations resulting from various factors, including rising or declining interest rates (''market risks'') and the ability of the issuers of such investments to make scheduled interest and principal payments (''financial risks''). Baird attempts to manage these risks when selecting investments by taking into account interest rates, terms and marketability of obligations, as well as such factors as the capitalization, earnings, liquidity and other indicators of the issuer's financial condition. The BQB Fund's intention to invest only in investment grade securities (determined at the time of acquisition) will also limit to some degree financial risks. Obligations rated BBB by S&P and Baa by Moody's, although investment grade, do exhibit speculative characteristics and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case for higher-rated obligations. Unrated securities, while not necessarily of lower quality than rated securities, may not have as broad a market as rated securities. In addition, there may be less publicly available information with respect to unrated securities and, to the extent that the BQB Fund invests in unrated securities, it will be more dependent on the research and analyses performed by Baird. The BQB Fund will not acquire a security rated BBB by S&P or Baa by Moody's or an unrated security which is determined by Baird to be of comparable quality if after such acquisition more than 35% of the BQB Fund's total assets would be invested in such securities. The BQB Fund may retain up to 5% of its net assets in securities whose ratings or quality have been downgraded to below investment grade subsequent to their acquisition. Such securities should be regarded as speculative and may be in default in the payment of interest or principal.

The value of fixed-income securities generally will tend to decrease when interest rates rise and increase when interest rates fall. The BQB Fund's share price generally will react similarly. When Baird believes interest rates will decline significantly, the BQB Fund generally will emphasize longer-term securities. Conversely, when interest rates are expected to rise significantly, the BQB Fund generally will emphasize shorter-term securities. Shorter-term securities, while offering lower yields, generally provide greater price stability than longer-term securities and are less affected by changes in interest rates. The BQB Fund has the flexibility to invest in fixed income securities without restriction upon the average maturity of the BQB Fund's securities. To the extent that the BQB Fund invests to a significant degree in longer-term securities, the net asset value of the BQB Fund may be more volatile.

The BQB Fund is also authorized to engage in certain futures and option transactions, although it has no intention of doing so during its fiscal year ending September 30, 1995. See the BQB Fund's Statement of Additional Information for a discussion of such transaction and some of the associated risks.

CERTAIN ADDITIONAL POLICIES OF THE BAIRD MUTUAL FUNDS - Under certain circumstances each of the BCD Fund, the BBC Fund and the BQB Fund may (a) temporarily borrow money from banks for emergency or extraordinary borrowings, (b) pledge its assets to secure borrowings and (c) purchase securities of other investment companies. Additionally the BCD Fund may (d) invest in warrants and (e) invest in securities of issuers which have a record of less than three years of continuous operations. A more complete discussion of the circumstances in which the Baird Mutual Funds may engage in these activities is included in their Statements of Additional Information. Except for the investment policies discussed in this paragraph, the primary investment objective and the other policies described under this caption are not fundamental policies and may be changed without shareholder approval.

CHANGES IN INVESTMENT OBJECTIVES AND POLICIES - A change in a Baird Mutual Fund's investment objective may result in a Baird Mutual Fund having investment objectives different from the objectives which the shareholder considered appropriate at the time of investment in such Baird Mutual Fund. At least 30 days prior to any change by a Baird Mutual Fund in its investment objectives, the Baird Mutual Fund will provide written notice to all of its shareholders regarding the proposed change.

PORTFOLIO SECURITIES AND INVESTMENT PRACTICES
Below is a brief description of the primary types of securities and investment practices in which the Baird Mutual Funds may invest and engage, together with a brief discussion of certain of the risks inherent in such investments.

COMMON STOCKS - The BCD Fund and the BBC Fund ordinarily will invest in common stocks. Common stocks represent the residual ownership interest in the issuer and are entitled to the income and increase in the value of the assets and business of the entity after all of its obligations and preferred stocks are satisfied. Common stocks generally have voting rights. Common stocks fluctuate in price in response to many factors including historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions and market liquidity.

SMALLER CAPITALIZATION AND LESS SEASONED COMPANIES - The BCD Fund may invest in smaller capitalization companies in the earlier stages of development. Smaller growth companies may offer greater potential for capital appreciation than larger companies. Smaller growth companies frequently have new products or technologies, new distribution methods, rapid changes in industry conditions due to regulatory or other developments, changes in management or similar characteristics that may result not only in growth in revenues but in an accelerated or above average rate of earnings growth. In addition, because they are less actively followed by stock analysts and less information is available on which to base stock price evaluations, the market may overlook favorable trends in particular smaller growth companies, and then adjust its valuation more quickly once investor interest is developed.

On the other hand, higher market risks are often associated with smaller growth companies. They may have limited product lines, markets, market share and financial resources, or they may be dependent on a small or inexperienced management team. In addition, their stocks may trade less frequently and in more limited volume and be subject to greater and more abrupt price swings than stocks of larger companies.

PREFERRED STOCK - The BCD Fund and the BBC Fund may invest in preferred stocks. Preferred stock has a preference over common stock in liquidation (and generally dividends as well) but is subordinated to the liabilities of the issuer in all respects. As a general rule the market value of preferred stock with a fixed dividend rate and no conversion element varies inversely with interest rates and perceived credit risk, while the market price of convertible preferred stock generally also reflects some element of conversion value. Because preferred stock is junior to debt securities and other obligations of the issuer, deterioration in the credit quality of the issuer will cause greater changes in the value of a preferred stock than in a more senior debt security with similar stated yield characteristics. Unlike interest payments on debt securities, preferred stock dividends are payable only if declared by the issuer's board of directors. Preferred stock also may be subject to optional or mandatory redemption provisions.

WARRANTS - The BCD Fund may invest in warrants, which are securities permitting, but not obligating, their holders to subscribe for other securities. Warrants do not carry with them the right to dividends or voting rights with respect to the securities that they entitle their holder to purchase, and they do not represent any rights in the assets of the issuer. As a result, an investment in warrants may be considered to be more speculative than certain other types of investments. In addition, the value of a warrant does not necessarily change with the value of the underlying securities and a warrant ceases to have value if it is not exercised prior to its expiration date.

CONVERTIBLE SECURITIES - The BCD Fund and the BBC Fund each may invest in convertible securities. A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock or other equity security of the same or a different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive interest paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities have characteristics similar to nonconvertible income securities in that they ordinarily provide a stable stream of income with generally higher yields than those of common stocks of the same or similar issuers. Convertible securities rank senior to common stock in a corporation's capital structure but are usually subordinated to comparable nonconvertible securities. Convertible securities may be subject to redemption at the option of the issuer at a price established in the convertible security's governing instrument.

FOREIGN SECURITIES - The BCD Fund and the BBC Fund may invest in securities of foreign issuers. These securities may be U.S. dollar-denominated or denominated in foreign currencies. Investments in securities of foreign issuers involve risks which are in addition to the usual risks inherent in domestic investments. In many countries, there is less publicly available information about issuers than is available in the reports and ratings published about companies in the United States. Additionally, foreign companies are not subject to uniform accounting, auditing and financial reporting standards. Foreign markets may be subject to less regulation, may be less liquid and of smaller capitalization than U.S. markets and frequently are subject to greater volatility. Dividends and interest on foreign securities may be subject to foreign withholding taxes which would reduce a Fund's income without providing a tax credit for the Fund shareholders. Although the Funds intend to invest in securities of foreign issuers domiciled in nations in which their respective investment advisers consider as having stable and friendly governments, there is a possibility of expropriation, confiscatory taxation, currency blockage or political or social instability which could affect investments in those nations. With respect to securities denominated in foreign currencies, the value of such foreign securities will rise or fall because of changes in currency exchange rates and the Funds may incur certain costs in converting securities denominated in foreign securities to U.S. dollars. The Fund's custodian, Firstar Trust Company, may retain one or more subcustodians to retain custody of all or a portion of each Fund's foreign securities. Investment in foreign securities also typically involves greater expenses than investment in U.S. securities.

In an effort to manage exposure to currency fluctuations, the BCD Fund's and BBC Fund's investment advisers may enter into forward currency exchange contracts (agreements to exchange one currency for another at a future date) and may diversify currencies. Currency exchange contracts allow a Fund to fix a definite price in dollars for securities it has agreed to buy or sell or can be used to hedge a Fund's foreign investments against adverse exchange rate changes. These strategies may require a Fund to set aside liquid high grade debt securities in a segregated custodial account to cover its obligations. This segregated account will be required whenever the liabilities under contracts involving currencies exceed the value of securities denominated in that currency.

Each Fund has no specific limitation on the percentage of assets it may commit to foreign currency exchange contracts, except that a Fund will not enter into a foreign currency exchange contract if the amount of assets set aside to cover the contract in the investment adviser's view would impede portfolio management or a Fund's ability to meet redemption requests.

The BCD Fund and the BBC Fund may hold securities of U.S. and foreign issuers in the form of American Depositary Receipts (''ADRs''), American Depositary Shares (''ADSs'') or European Depositary Receipts (''EDRs''). These securities may not necessarily be denominated in the same currency as the securities for which they may be exchanged. ADRs and ADSs typically are issued by an American bank or trust company and evidence ownership of underlying securities issued by a foreign corporation. Generally, ADRs and ADSs in registered form are designed for use in U.S. securities markets. For purposes of the Funds' investment policies, the Funds' investments in ADRs and ADSs will be deemed to be investments in equity securities representing the securities of foreign issuers into which they may be converted.

EDRs, which sometimes are referred to as Continental Depositary Receipts (''CDRs''), are receipts issued in Europe, typically by foreign banks and trust companies, that evidence ownership of either foreign or U.S. securities. Generally, EDRs and CDRs, in bearer form, are designed for use in European securities markets.

CORPORATE DEBT SECURITIES - Each of the Baird Mutual Funds may invest in corporate debt securities. Corporations issue debt securities of various types, including bonds and debentures (which are long-term), notes (which may be short- or long-term), certificates of deposit (unsecured borrowings by banks), bankers acceptances (indirectly secured borrowings to facilitate commercial transactions) and commercial paper (short-term unsecured notes). These securities typically provide for periodic payments of interest, which may be fixed or adjustable rate with payment of principal upon maturity and are generally not secured by assets of the issuer or otherwise guaranteed. The values of fixed rate income securities tend to vary inversely with changes in interest rates, with longer-term securities generally being more volatile than shorter-term securities. Corporate securities frequently are subject to call provisions that entitle the issuer to repurchase such securities at a predetermined price prior to their stated maturity. In the event that a security is called during a period of declining interest rates, a Fund may be required to reinvest the proceeds in securities having a lower yield. In addition, in the event that a security was purchased at a premium over the call price, a Fund will experience a capital loss if the security is called. Adjustable rate corporate debt securities may have interest rate caps and floors as well as other features similar to those of mortgage-backed securities discussed below.

None of the Baird Mutual Funds will invest in corporate debt securities rated below investment grade by S&P and Moody's or in unrated corporate debt securities believed by the Fund's investment adviser to be below investment grade quality. Securities rated in the four highest long-term rating categories by S&P and Moody's are considered to be ''investment grade.'' S&P's fourth highest long-term rating category is ''BBB'', with BBB-being the lowest investment grade rating. Moody's fourth highest long-term rating category is ''Baa'', with Baa3 being the lowest investment grade rating. Publications of S&P indicate that it assigns securities to the ''BBB'' rating category when such securities are ''regarded as having an adequate capacity to pay interest and repay principal. [Such securities] normally exhibit adequate protection parameters, but adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay,'' whereas securities rated AAA by S&P are regarded as having ''capacity to pay interest and repay principal [that] is extremely strong.'' Publications of Moody's indicate that it assigns securities to the ''Baa'' rating category when such securities ''are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well,'' whereas securities rated Aaa by Moody's ''are judged to be of the best quality'' and ''carry the smallest degree of investment risk.''

U.S. GOVERNMENT SECURITIES - All of the Baird Funds may invest in securities issued or guaranteed by the U.S. government or its agencies or instrumentalities. These include Treasury securities (bills, notes, bonds and other debt securities) which differ only in their interest rates, maturities and times of issuance. U.S. government agency and instrumentality securities include securities which are supported by the full faith and credit of the U.S., securities that are supported by the right of the agency to borrow from the U.S. Treasury, securities that are supported by the discretionary authority of the U.S. government to purchase certain obligations of the agency or instrumentality and securities that are supported only by the credit of such agencies. While the U.S. government may provide financial support to such U.S. government-sponsored agencies or instrumentalities, no assurance can be given that it always will do so. The U.S. government, its agencies and instrumentalities do not guarantee the market value of their securities and consequently the values of such securities fluctuate.

ZERO COUPON, DEEP DISCOUNT AND PAYMENT-IN-KIND SECURITIES - Each of the Baird Mutual Funds may invest in ''zero coupon'' and other deep discount securities of governmental or private issuers. Zero coupon securities generally pay no cash interest (or dividends in the case of preferred stock) to their holders prior to maturity. Each of the BCD Fund and the BBC Fund may invest in payment-in-kind securities, which allow the issuer, at its option, to make current interest payments on such securities either in cash or in additional securities. Accordingly, such securities usually are issued and traded at a deep discount from their face or par value and generally are subject to greater fluctuations of market value in response to changing interest rates than securities of comparable maturities and credit quality that pay cash interest (or dividends in the case of preferred stock) on a current basis.

Although a Fund will receive no payments on its zero coupon securities, and may receive no cash payments on its payment-in-kind securities, prior to their maturity or disposition, it will be required for federal income tax purposes generally to include in its dividends each year an amount equal to the annual income that accrues on its zero coupon securities and any non-cash ''interest'' it receives on its payment-in-kind securities. Such dividends will be paid from the cash assets of the Fund, from borrowings or by liquidation of portfolio securities, if necessary, at a time that the Fund otherwise would not have done so. To the extent the proceeds from any such dispositions are used by the Fund to pay distributions, the Fund will not be able to purchase additional income-producing securities with such proceeds, and as a result its current income ultimately may be reduced.

STRIPPED INCOME SECURITIES - Each of the Baird Mutual Funds may invest in stripped income securities. Stripped income securities or obligations represent an interest in all or a portion of the income or principal components of an underlying or related security, a pool of securities or other assets. In the most extreme case, one class will receive all of the interest, while the other class will receive all of the principal. The market values of stripped income securities tend to be more volatile in response to changes in interest rates than are those of conventional income securities.

PREMIUM SECURITIES - Each of the Baird Mutual Funds may at times invest in securities bearing coupon rates higher than prevailing market rates. Such ''premium'' securities are typically purchased at prices greater than the principal amounts payable on maturity. If an issuer were to call or redeem securities held by a Fund during a time of declining interest rates, the Fund may not be able to reinvest the proceeds in securities providing the same investment return as the securities redeemed. If securities purchased by a Fund at a premium are called or sold prior to maturity, the Fund generally will recognize a capital loss to the extent the call or sale price is less than the Fund's adjusted tax basis in such securities. Similarly, the Fund generally will recognize a capital loss in the event that such securities are held to maturity.

ADJUSTABLE AND FLOATING RATE SECURITIES - Each of the Baird Mutual Funds may invest in adjustable and floating rate securities. Adjustable and floating rate securities are securities having interest rates or dividends which are adjusted or reset at periodic intervals ranging, in general, from one day to several years, based on a spread over or under a specific interest rate or interest rate index or on the results of periodic auctions. Adjustable and floating rate securities allow a Fund to participate in increases in interest rates through periodic upward adjustments of the coupon rates of such securities, resulting in higher yields. During periods of declining interest rates, however, coupon rates may readjust downward resulting in lower yields. Adjustments in coupon rates on such securities may, however, lag changes in market rates of interest. Adjustable and floating rate securities may be subject to caps above which their interest rates may not be adjusted and floors below which their interest rates may not be adjusted.

MUNICIPAL SECURITIES - The BQB Fund may invest in debt obligations issued by or on behalf of the governments of states, territories or possessions of the United States, the District of Columbia and their political subdivisions, agencies and instrumentalities, certain interstate agencies and certain territories of the United States. The BQB Fund may invest in both taxable and federal income tax-exempt municipal securities, although it expects that its investments in municipal securities ordinarily will be taxable. The two principal classifications of municipal securities are ''general obligation'' and ''revenue'' securities. ''General obligation'' securities are secured by the issuer's pledge of its faith, credit and taxing power for the payment of principal and interest. ''Revenue'' securities are usually payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source. Industrial development bonds are usually revenue securities, the credit quality of which is normally directly related to the credit standing of the industrial user involved. Within these principal classifications of municipal securities, there are a variety of categories of municipal securities, including fixed and variable rate securities, municipal bonds, municipal notes, municipal leases, custodial receipts and participation certificates. Certain of the municipal securities in which the BQB Fund may invest represent relatively recent innovations in the municipal securities markets. Because the BQB Fund does not intend to invest a substantial amount of its assets in municipal securities, the interest on which is exempt from federal income tax, the BQB Fund does not expect to be entitled to pass through to its shareholders the tax-exempt nature of any interest income attributable to investments in municipal securities.

MORTGAGE-BACKED SECURITIES - The BQB Fund may invest in mortgage-backed securities. Mortgage-backed securities are securities that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans secured by real property. Mortgage-backed securities include guaranteed government agency mortgage-backed securities, which represent participation interests in pools of residential mortgage loans originated by U.S. governmental or private lenders and guaranteed, to the extent provided in such securities, by the U.S. Government or one of its agencies or instrumentalities. Guaranteed government agency mortgage-backed securities in which the Funds may invest include those issued or guaranteed by the Government National Mortgage Association (''Ginnie Mae''), the Federal National Mortgage Association (''Fannie Mae'') and the Federal Home Loan Mortgage Corporation (''Freddie Mac''). Mortgage-backed securities also include privately issued mortgage-backed securities, which are not guaranteed by any agency or instrumentality of the U.S. government. Such securities generally are issued with some form of credit support. Securities issued by entities other than governmental entities may offer a higher yield but also may be subject to greater price fluctuations and credit risk than securities issued by governmental entities. Mortgage-backed securities may represent ownership interests in the underlying mortgage loans and provide for monthly payments that are a ''pass-through'' of the monthly interest and principal payments (including any prepayments) made by the individual borrowers on the pooled mortgage loans, net of any fees paid to the guarantor of such securities and the servicer of the underlying mortgage loans. Mortgage-backed securities also include collateralized mortgage obligations (''CMOs''). CMOs are securities collateralized by mortgages or other mortgage-backed securities. In a CMO, a series of bonds or certificates is issued in multiple classes. Each class of a CMO, often referred to as a ''tranche,'' is issued at a specific fixed or floating coupon rate and has a stated maturity or final distribution date. Interest typically is paid or accrues on classes of the CMO on a monthly, quarterly or semi-annual basis. Because most CMO tranches typically provide for the periodic payment of principal and are subject to principal prepayment, the actual duration of a CMO typically will be significantly less than the stated maturity or final distribution date. In addition, principal prepayments on the underlying collateral may cause CMOs to be retired substantially earlier than their stated maturities or final distribution dates. The principal of and interest on the underlying collateral may be allocated among the several classes of a CMO series in innumerable ways, some of which bear substantially more risk than others. CMOs may be issued by governmental or nongovernmental entities such as banks and other mortgage lenders.

The yield characteristics of mortgage-backed securities differ from traditional debt securities. Among the major differences are that interest and principal payments are made more frequently and that principal may be prepaid at any time because the underlying mortgage loans generally may be prepaid at any time. As a result, if the BQB Fund purchases a security at a premium, a prepayment rate that is faster than expected will reduce yield to maturity, while a prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity. Conversely, if the BQB Fund purchases the securities at discount, faster than expected prepayments will increase, while slower than expected prepayments will reduce, yield to maturity. Certain types of derivative mortgage-backed securities are designed to be highly sensitive to changes in prepayment and interest rates and can subject the holders thereof to extreme reductions of yield and possibly loss of principal. Prepayments on a pool of mortgage loans are influenced by a variety of economic, geographic, social and other factors. Generally, however, prepayments on fixed rate mortgage loans will increase during a period of falling interest rates and decrease during a period of rising interest rates. Accordingly, amounts available for reinvestment by the BQB Fund are likely to be greater during periods of declining interest rates and, as a result, likely to be reinvested at lower interest rates. Adjustable rate mortgages are subject to prepayment risks in a manner similar to fixed rate mortgages although to a lesser degree.

No assurance can be given as to the liquidity of the market for mortgage-backed securities. Determination as to the liquidity of such securities will be made in accordance with guidelines established by the BQB Fund's board of directors. The values of mortgage-backed securities may change for a variety of reasons in addition to changes in interest and prepayment rates, including changes in the market's perception of the creditworthiness of the Federal agency that issued or guaranteed them and changes in market conditions.

ASSET-BACKED SECURITIES - The BQB Fund also may invest in asset-backed securities. The securitization techniques used to develop mortgage-backed securities are now also applied to a broad range of assets, primarily automobile and credit card receivables. Other types of asset-backed securities may be developed in the future. In general, the collateral supporting asset-backed securities is of shorter maturity than mortgage loans and is less likely to experience substantial prepayments. Asset-backed securities present certain risks that are not presented by mortgage-backed securities. Primarily, these securities do not have the benefit of the same security interest in the related collateral as do mortgage-backed securities.

OTHER DEBT OBLIGATIONS - Bank Obligations - Certificates of deposit are certificates representing the obligation of a bank to repay funds deposited with it for a specified period of time. Bankers' acceptances are credit instruments evidencing the obligation of a bank to pay a draft drawn on it by a customer. These instruments reflect the obligation both of the bank and of the drawer to pay the face amount of the instrument upon maturity. Time deposits are non-negotiable deposits maintained in a banking institution for a specified period of time at a stated interest rate. Time deposits which may be held by the Baird Mutual Funds might not benefit from insurance from the Bank Insurance Fund or the Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation.

Commercial Paper - Commercial paper consists of short-term, unsecured promissory notes issued to finance short-term credit needs and includes commercial paper master notes (which are demand instruments with variable coupon rates). Commercial paper purchased by the Baird Mutual Funds will consist of direct obligations issued by domestic entities and will be rated in one of the two highest rating categories by a nationally recognized rating organization or will be unrated but determined by the Fund's investment adviser to be of comparable credit quality.

REPURCHASE AGREEMENTS - Each Baird Mutual Fund may enter into repurchase agreements with banks and broker-dealers, under which the Fund purchases securities issued by the U.S. government or its agencies and instrumentalities or other securities, and agrees to resell the securities at an agreed upon time and at an agreed upon price. Repurchase agreements may be considered collateralized loans by a Fund and the difference between the amount the Fund pays for the securities and the amount it receives upon resale is accrued as interest and reflected in the Fund's net income. When a Fund enters into repurchase agreements, it relies on the seller to repurchase the securities. Failure to do so may result in a loss for the Fund if the market value of the securities is less than the repurchase price. At the time a Fund enters into a repurchase agreement, the value of the underlying security including accrued interest will be equal to or exceed the value of the repurchase agreement and, for repurchase agreements that mature in more than one day, the seller will agree that the value of the underlying security including accrued interest will continue to be at least equal to the value of the repurchase agreement. In determining whether to enter into a repurchase agreement with a bank or broker-dealer, a Fund will take into account the creditworthiness of such party. The Funds will only enter into repurchase agreements with entities which are primary dealers in United States government securities or are among the top 100 domestic banks measured by assets. In the event of default by such party, a Fund may not have the right to the underlying security and there may be possible delays and expenses in liquidating the security purchased, resulting in a decline in its value and loss of interest. Neither the BCD Fund nor the BBC Fund will invest over 5% of its respective net assets in repurchase agreements. The BQB Fund may invest in repurchase agreements having a duration of seven days or less without limitation. Repurchase agreements that mature in more than seven days are considered illiquid.

SHORT-TERM INVESTMENTS - Each Baird Mutual Fund may invest without limitation in short-term instruments as a reserve for expenses or anticipated redemptions and as a temporary defensive measure when the Fund's investment adviser deems appropriate. The Baird Mutual Funds are not required to employ temporary defensive techniques and the Fund's respective investment advisers ordinarily do not actively seek to predict short- to intermediate-term changes in the overall securities markets. Accordingly, the Funds will not necessarily employ these techniques in anticipation of or response to a deterioration in the markets in which they invest. To the extent that a Fund invests to a significant degree in these instruments, its ability to achieve its primary investment objective may be adversely effected. Short-term investments are debt securities or other instruments having a remaining fixed maturity or time until demand feature effectiveness of 18 months or less and that are issued or guaranteed by the U.S. government or one of its agencies or instrumentalities or that are rated in one of the two highest rating categories by a nationally recognized rating organization or unrated but determined by Baird to be of comparable credit quality. Short-term investments include treasury bills and other U.S. government and government agency securities, bank obligations, commercial paper and repurchase agreements.

WHEN-ISSUED SECURITIES - The BQB Fund may purchase securities on a forward commitment or when-issued basis, where the price of the security is fixed at the time the commitment is made. Delivery of and payment for such securities typically occur 15 to 90 days after the commitment to purchase. These transactions are subject to market fluctuations; the value of the securities at delivery may be more or less than their purchase price and yields available on comparable debt securities at the time of delivery may be higher or lower than those contracted for on the when-issued security. The BQB Fund will make commitments to purchase when-issued securities only with the intention of actually acquiring the securities, but the BQB Fund may sell these securities before the settlement if Baird deems it advisable. The BQB Fund will not accrue income in respect to a when-issued security prior to its stated delivery date.

When the BQB Fund purchases securities on a when-issued basis it will maintain in a segregated account with the Fund's custodian cash or marketable securities having an aggregate value equal to the amount of the purchase commitment until payment is made. When-issued securities may decline or increase in value during the period from the investment commitment to the settlement of the purchase and involve a degree of investment leverage. Such transactions also involve the risk that the counterparty to the transaction fails to perform.

ILLIQUID SECURITIES - The BCD Fund and the BBC Fund may invest in illiquid securities, which may include repurchase agreements maturing in more than seven days and other securities that can not be sold in seven days at approximately the price at which they are valued. The BCD Fund and the BBC Fund may not invest in restricted securities. A Fund will not acquire illiquid securities if, as a result, they would comprise more than 10% of the value of the Fund's net assets. The Board of Directors of a Fund or its delegate has the ultimate authority to determine, to the extent permissible under the federal securities laws, which securities are liquid or illiquid for purposes of this limitation. Securities that may be resold pursuant to Rule 144A under the Securities Act may be considered liquid by the Board of Directors. Risks associated with illiquid securities include the potential inability of a Fund to promptly sell a portfolio security after its decision to sell, potential difficulties in valuation and potentially greater market volatility.

PORTFOLIO TURNOVER - Due to the fact the BCD Fund and the BBC Fund do not intend to place emphasis on short-term trading, and their investment advisers will consider an issuer's growth prospects over a three to five year period, the BCD Fund and the BBC Fund expect usually to have an annual portfolio turnover rate of less than 65%. As with the BCD Fund and the BBC Fund, the portfolio turnover rate of the BQB Fund will vary from year to year depending on market conditions. Baird may vary the average maturity of the portfolio of the BQB Fund depending on its interest rate outlook. Baird anticipates that the annual portfolio turnover rate of the BQB Fund may exceed 50% but generally will not exceed 100%. The annual portfolio turnover rate indicates changes in a Fund's portfolio and is calculated by dividing the lesser of purchases or sales of portfolio securities (excluding securities having maturities at acquisition of one year or less) for the fiscal year by the monthly average of the value of the portfolio securities (excluding securities having maturities at acquisition of one year or less) owned by the Fund during the fiscal year. The annual portfolio turnover rate may vary widely from year to year depending upon market conditions and prospects. High turnover in any year may result in the payment by a Fund of above average amounts of brokerage commissions or dealer mark-ups.

MANAGEMENT OF THE FUNDS
As Wisconsin corporations the business and affairs of the Baird Capital Development Fund, Inc., Baird Blue Chip Fund, Inc. and The Baird Funds, Inc. are managed by their Boards of Directors who are assisted by the Funds' officers. The following are the directors and officers of the Baird Mutual
Funds:

                                   DIRECTORS
 James D. Bell*<F14>     Reverend Albert J. DiUlio, S.J.   George C. Kaiser
 Managing Director       President of                      Sole Proprietor of
 and Chief               Marquette University              George Kaiser & Co.
 Administrative Officer
 of Robert W. Baird
 & Co., Incorporated

          Allan H. Selig                      Edward J. Zore*<F14> President
          and Chief Executive                 Executive Vice President
          Officer of the Milwaukee Brewers    of The Northwestern
          Baseball Club, Inc.                 Mutual Life Insurance Co.

                                    OFFICERS
 Marcus C. Low, Jr.*<F14>Mary Ann Taylor*<F14>      Laura H. Gough*<F14>
 President               Vice President             Vice President

                         Glen F. Hackmann*<F14>
                         Secretary and Treasurer

For more information concerning the Directors and Officers of the Baird Mutual Funds, see each respective Fund's Statement of Additional Information. Persons indicated by an asterisk (*)<F14> are interested persons of the Funds within the meaning of the 1940 Act.

BAIRD CAPITAL DEVELOPMENT FUND - Pursuant to an investment advisory agreement (the ''BCD Advisory Agreement'') with the BCD Fund, FMI, 225 East Mason Street, Milwaukee, Wisconsin 53202, furnishes continuous investment advisory services to the BCD Fund. FMI is an investment adviser to individuals and institutional clients (including investment companies) with substantial investment portfolios and as of December 31, 1994, managed approximately $900,000,000 in assets. FMI was organized in 1980 and is wholly owned by Ted D. Kellner and Donald S. Wilson. Since that time, Mr. Kellner has served as Chairman of the Board and Chief Executive Officer and Mr. Wilson has served as President and Treasurer of FMI. Messrs. Kellner and Wilson are primarily responsible for the day-to-day management of the BCD Fund's portfolio. They have held this responsibility since the BCD Fund commenced operations on June 22, 1984.

FMI supervises and manages the investment portfolio of the BCD Fund and subject to such policies as the Board of Directors of the BCD Fund may determine, directs the purchase or sale of investment securities in the day-to-day management of the BCD Fund. Under the BCD Advisory Agreement, FMI, at its own expense and without reimbursement from the BCD Fund, furnishes office space, and all necessary office facilities, equipment, and executive personnel for the performance of the services required to be performed by it under the BCD Advisory Agreement. For the foregoing, FMI receives a monthly fee of 1/12 of 0.4125% (0.4125% per annum) of the daily net assets of the BCD Fund. The advisory fees paid to FMI in the fiscal year ended September 30, 1994 were equal to 0.4125% of the BCD Fund's average net assets.

Pursuant to a sub-advisory agreement (the ''Sub-Advisory Agreement'') with the BCD Fund, Baird furnishes regular advice to FMI regarding the value of securities and the advisability of the BCD Fund purchasing or selling specific securities as well as regular analyses and reports to FMI concerning issuers, industries, securities, economic factors and portfolio strategy. Although Baird furnishes regular advice to FMI, FMI makes the final decision as to the securities to be purchased and sold for the BCD Fund and the timing of such purchases and sales. Baird is an indirect partially-owned subsidiary of The Northwestern Mutual Life Insurance Company, Milwaukee, Wisconsin and is controlled by such firm. Baird is a securities broker-dealer and investment adviser providing brokerage, research, investment banking and investment advisory services to individuals, trusts, estates, corporations and other institutional clients.

In addition to the services referred to above, Baird pays the salaries and fees of all officers and directors of the BCD Fund (except the fees to directors who are not interested persons of the BCD Fund). For the foregoing Baird receives a monthly fee of 1/12 of 0.3275% (0.3275% per annum) of the daily net assets of the BCD Fund. The advisory fees paid to Baird in the fiscal year ended September 30, 1994 were equal to 0.3275% of the BCD Fund's average net assets.

BAIRD BLUE CHIP FUND AND BAIRD QUALITY BOND FUND - Pursuant to investment advisory agreements with the BBC Fund (the ''BBC Advisory Agreement'') and the BQB Fund (the ''BQB Advisory Agreement'') (collectively the ''Advisory Agreements'') Baird through its Investment Management Services Group, furnishes continuous investment advisory services to the BBC Fund and the BQB Fund. The Investment Management Services Group was organized in 1971 and as of December 31, 1994, managed in excess of $1,000,000,000 in assets for individuals, trusts, estates, corporations, and such other institutional clients as employee benefit plans and foundations.

Baird supervises and manages the investment portfolio of the BBC Fund and the BQB Fund and subject to such policies as their respective Boards of Directors may determine, directs the purchase or sale of investment securities in the day-to-day management of these Funds. Under the Advisory Agreements, Baird, at its own expense and without reimbursement from the Funds, furnishes office space, and all necessary office facilities, equipment, and executive personnel for managing the Funds and maintaining their organizations. In addition to the services referred to above, Baird pays the salaries and fees of all officers and directors of these Funds (except the fees to directors who are not interested persons of these Funds). For the foregoing, Baird receives a monthly fee of 1/12 of 0.74% (0.74% per annum) of the daily net assets of the BBC Fund, and a monthly fee of 1/12 of 0.50% (0.50% per annum) of the daily net assets of the BQB Fund. The advisory fees paid to Baird in the fiscal year ended September 30, 1994 were equal to 0.74% of the BBC Fund's average net assets and
 .39% of the BQB Fund's average net assets.

Robinson Bosworth III and John T. Evans, Portfolio Managers of the BBC Fund, are primarily responsible for the day-to-day management of such Fund's portfolio. They have held this responsibility since the BBC Fund commenced operations on December 31, 1986. Mr. Bosworth joined Baird in 1971 and is a Managing Director of Baird's Investment Management Services Group. Mr. Evans joined Baird in 1977 and is a Senior Vice President in its Investment Management Services Group.

James Kochan, Portfolio Manager of the BQB Fund, is primarily responsible for the day-to-day management of the BQB Fund. He has held this responsibility since such Fund commenced operations on October 1, 1992. Mr. Kochan has served as First Vice President of Baird's Investment Management Services Group since August 1990. Prior to that time, he was First Vice President of Merrill Lynch & Co. from 1980 to 1990.

ADMINISTRATION OF BAIRD MUTUAL FUNDS - Each of the BCD Fund, BBC Fund and The Baird Funds, Inc. has entered into an administration agreement with FMI pursuant to which FMI supervises all aspects of each Fund's operations except those performed by the investment advisers. FMI prepares and maintains the books, accounts and other documents required by the 1940 Act, determines each Fund's net asset value, responds to shareholder inquires, prepares the Funds' financial statements and excise tax returns, prepares reports and filings with the Securities and Exchange Commission, furnishes statistical and research data, clerical, accounting and bookkeeping services and stationery and office supplies, keeps and maintains the Funds' financial accounts and records and generally assists in all aspects of the Funds' operations other than portfolio decisions. FMI, at its own expense and without reimbursement from the Funds, furnishes office space and all necessary office facilities, equipment and executive personnel for supervising each Fund's operations. For the foregoing, FMI receives from each of the BCD Fund and the BBC Fund a monthly fee of 1/12 of 0.1% (0.1% per annum) on the first $30,000,000 of each Fund's daily net assets and 1/12 of 0.05% (0.05% per annum) on the daily net assets over $30,000,000 and from the BQB Fund a monthly fee of 1/12 of 0.1% (0.1% per annum) on the first $20,000,000 of the Fund's daily net assets and 1/12 of 0.05% (0.05% per annum) on the daily net assets over $20,000,000.

DETERMINATION OF NET ASSET VALUE
The per share net asset value of each Fund is determined by dividing the total value of its net assets (meaning its assets less its liabilities) by the total number of its shares outstanding at that time. The net asset values of the BCD Fund, the BBC Fund and the BQB Fund are determined as of the close of regular trading (currently 4:00 p.m. Eastern time) on the New York Stock Exchange on each day the New York Stock Exchange is open for trading. These determinations are applicable to all transactions in shares of the Funds prior to that time and after the previous time as of which net asset values were determined.

Equity securities traded on any national securities exchange or quoted on the Nasdaq National Market System will ordinarily be valued on the basis of the last sale price on the date of valuation, or, in the absence of any sales on that date, the most recent bid price. Other equity securities will generally be valued at the most recent bid price, if market quotations are readily available. Debt securities will ordinarily be valued on the basis of valuations provided by broker-dealers (including broker-dealers from whom such securities may have been purchased) or by a pricing service, approved by the respective Fund's Board of Directors, which may utilize information with respect to transactions in such securities, quotations from dealers, market transactions in comparable securities, various relationships among securities and yield data in determining values. Securities for which there are no readily available market quotations and other assets will be valued at their fair value as determined in good faith in accordance with policies approved by the respective Fund's Board of Directors. Debt securities having a remaining maturity of sixty days or less when purchased and debt securities originally purchased with maturities in excess of sixty days but which currently have maturities of sixty days or less are valued at cost adjusted for amortization of premiums and accretion of discounts. Odd lot differentials and brokerage commissions will be excluded in calculating values.

PURCHASE OF SHARES
Baird serves as the distributor and principal underwriter of the Baird Mutual Funds. Baird's principal business address is 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202. Shares of each Baird Mutual Fund are purchased from Baird or other investment dealers, if any, who have entered into sales agreements with Baird. Account application forms are included at the back of this Prospectus. Applications are subject to acceptance by the Baird Mutual Funds, and are not binding until so accepted. The Baird Mutual Funds reserve the right to reject applications in whole or in part. The offering price per share is the next determined per share net asset value after receipt of an application plus a sales charge which is a percentage of the offering price and varies based on the amount of the combined concurrent purchases of each Baird Mutual Fund, together with current holdings under rights of accumulation and/or purchases indicated under a Letter of Intent. The Board of Directors of each Baird Mutual Fund has established $1,000 as the minimum initial purchase and $100 as the minimum for any subsequent purchase (except pursuant to the Automatic Investment Plan where the minimum monthly or quarterly purchase is $50 or through dividend reinvestment), which minimum amounts are subject to change at any time.

SALES CHARGES - The following sales charges are applicable to purchases of the BCD Fund and the BBC Fund:

                                                 TOTAL SALES CHARGE
                                             PERCENTAGE     PERCENTAGE
          AMOUNT OF                         OF OFFERING       OF NET
          PURCHASE                             PRICE       ASSET VALUE
          ---------                         -----------    -----------
 At least $100 but less than $50,000           5.75%          6.10%
 At least $50,000 but less than $100,000       4.50%          4.71%
 At least $100,000 but less than $250,000      3.50%          3.63%
 At least $250,000 but less than $500,000      2.50%          2.56%
 At least $500,000 but less than $1,000,000    2.00%          2.04%
 $1,000,000 and over                           0.00%          0.00%

The following sales charges are applicable to purchases of the BQB Fund:

                                                 TOTAL SALES CHARGE
                                             PERCENTAGE     PERCENTAGE
          AMOUNT OF                         OF OFFERING       OF NET
          PURCHASE                             PRICE       ASSET VALUE
          ---------                         -----------    -----------
 At least $100 but less than $100,000          4.00%          4.16%
 At least $100,000 but less than $250,000      3.50%          3.63%
 At least $250,000 but less than $500,000      2.50%          2.56%
 At least $500,000 but less than $1,000,000    2.00%          2.04%
 $1,000,000 and over                           0.00%          0.00%

The Baird Mutual Funds impose a 1% contingent deferred sales charge with respect to purchases of shares of the BCD Fund, BBC Fund, or the BQB Fund, of $1,000,000 and over in the event of a redemption transaction occurring within 12 months following such purchase as described under ''Redemption and Repurchase of Shares.'' In connection with purchases of $1,000,000 and over Baird pays its investment officers a fee, which is not reimbursable under the Plan. Baird receives, however, any contingent deferred sales charges paid in connection with such purchase. Shares purchased at net asset value and subject to the contingent deferred sales charge must be registered in the name of Baird as nominee for the shareholder.

Each Baird Mutual Fund receives the net asset value of all of its shares sold. Baird retains the sales charge from which it may allow discounts from the applicable public offering price to investment dealers which are uniform for all dealers. As of the date of this Prospectus, Baird is not party to any agreement pursuant to which such discounts are allowed. Each Baird Mutual Fund may pay to Baird a percentage of such Baird Mutual Fund's daily net assets to reimburse Baird for costs incurred by it in distributing shares of such Baird Mutual Funds' common stock. See ''Rule 12b-1 Plan'' below.

In effecting purchases and sales of each Baird Mutual Fund's portfolio securities, FMI or Baird, as the case may be, may place orders with, and pay brokerage commissions to, Baird or investment dealers, if any, with which Baird executes sales agreements when they reasonably believe the commissions and the transaction quality are comparable to that available from other qualified brokers. In selecting among firms to handle a particular transaction the investment advisers may take into account whether the firm has sold, or is selling, shares of any of the Baird Mutual Funds.

RULE 12B-1 PLAN - Each Baird Mutual Fund has adopted a Distribution Plan (the ''Plan'') pursuant to Rule 12b-1 under the 1940 Act. Each Plan provides that the Baird Mutual Funds may incur certain costs which may not exceed a maximum monthly percentage of each respective Baird Mutual Funds' daily net assets. The applicable maximum monthly percentage is 1/12 of 0.45% (0.45% per annum). Amounts paid under each Plan are paid to Baird as compensation for its services as distributor of the shares of each Baird Mutual Fund pursuant to Distribution Assistance Agreements between each Baird Mutual Fund and Baird and may be spent by Baird on any activities or expenses primarily intended to result in the sale of shares, including but not limited to, compensation to, and expenses (including overhead and telephone expenses) of, employees of Baird who engage in or support distribution of the shares, printing of prospectuses and reports for other than existing shareholders, advertising and preparation and distribution of sales literature. Allocation of overhead (rent, utilities, etc.) and salaries will be based on the percentage of utilization in, and time devoted to, distribution activities. (The Plans for the BCD Fund and the BBC Fund permit these Funds to incur distribution costs up to 0.75% per annum but Baird has determined to limit payments pursuant to such Plans to 0.45% per annum.) From such amounts Baird will pay to each of its investment officers an amount equal to 0.25% of the average daily net assets of the BCD, BBC and BQB Fund attributable to shares of such Funds sold by such investment officer. Baird will directly bear all sales and promotional expenses of the Baird Mutual Funds, other than expenses incurred in complying with laws regulating the issue or sale of securities.

(The Baird Mutual Funds will indirectly bear sales and promotional expenses to the extent they make payments under the Plans.) If payments made by Baird for such activities or expenses during any fiscal year exceed the maximums under the Distribution Plan for such year, a Fund will not be liable for any such difference.

NET ASSET VALUE PURCHASES - Shares of each Baird Mutual Fund may be purchased at net asset value (without a sales charge) by such Baird Mutual Fund's employees, present and former directors, employees and directors of Baird and employees and directors of such Baird Mutual Fund's investment adviser, by licensed investment officers of Baird and by members of the immediate family of any of the foregoing. The term ''employee'' includes an employee's spouse (including the surviving spouse of a deceased employee), children of the employee and retired employees. The term ''members of the immediate family'' is defined to mean a person's parents, brothers and sisters, children and grandchildren. Subject to certain limitations, each Baird Mutual Fund may also issue shares without a sales charge in connection with any merger or consolidation with, or acquisition of the assets of, any investment company and pursuant to the exchanges described under ''Exchange Privileges.'' Shares of each Baird Mutual Fund may also be purchased at net asset value (without a sales charge) by retirement plans (i.e. plans qualifying under Sections
401(a), 401(k), 403(a) and 457 of the Internal Revenue Code, as amended (the ''Code''), but not Individual Retirement Accounts or Simplified Employee Pension Plans) which purchase at least $500,000 of shares of the Baird Mutual Funds.

CONTINGENT DEFERRED SALES CHARGE - The Baird Mutual Funds impose a 1% contingent deferred sales charge upon the redemption of certain shares initially purchased without a front-end sales load in the event of a redemption transaction occurring within 12 months following such purchase. See ''Redemption and Repurchase of Shares'' for a discussion of the application of the contingent deferred sales charge, including circumstances under which the contingent deferred sales charge is waived. In connection with purchases described in the following paragraph on which no front-end sales load is imposed Baird pays its investment officers a fee, which is not reimbursable under the Plan. Baird receives, however, any contingent deferred sales charge paid in connection with such purchases.

No front-end sales load is imposed on purchases of shares of the Baird Mutual Funds by investment advisory clients (or affiliates of investment advisory clients) of Baird and by shareholders using the proceeds from the redemption of shares of an unrelated mutual fund provided the following conditions are met. If the unrelated mutual fund imposes a front-end sales load, the redemption must have been made within 90 days of the purchase of the shares of the Baird Mutual Funds and the account application must be accompanied either by the redemption check (or a copy of such check) or a copy of the account activity statement reflecting the redemption. If the unrelated mutual fund does not impose a front-end sales load, the redemption must have been made within 90 days of the purchase of the shares of the Baird Mutual Funds and the account application must be accompanied by (i) the redemption check (or a copy of such check) or a copy of the account activity statement reflecting the redemption, and (ii) an account activity statement or statements or other evidence indicating (A) that the shareholder had previously owned the unrelated mutual fund, if other than a money market fund, for at least 60 days or (B) if the unrelated mutual fund is a money market fund, that the shares of the money market fund were purchased with the proceeds of a mutual fund, other than a money market fund, that either had been owned by the shareholder for at least 60 days or for which a front-end sales load had been paid. Shares purchased at net asset value as described above and subject to the contingent deferred sales charge must be registered in the name of Baird as nominee for the shareholder.

RIGHT OF ACCUMULATION - Reduced sales charges are applicable through a right of accumulation under which purchasers may add to their investments in the Baird Mutual Funds by purchasing shares at the offering price applicable to the total of (a) the dollar amount then being purchased of all Baird Mutual Funds plus (b) an amount equal to the then current net asset value of the shares of all Baird Mutual Funds then held by the purchaser. (A ''purchaser'' is defined to include an individual, as well as certain employee benefit plans for such individual such as the individual's Individual Retirement Accounts, individual-type 403(b) plan or a single participant Keogh-type plan, his or her spouse and their children.)

LETTER OF INTENT - Reduced sales charges also apply to the aggregate amount of purchases of shares of the Baird Mutual Funds made by any purchaser within a 13-month period beginning with a date not earlier than 90 days prior to the date of receipt by Baird of an executed Letter of Intent (''Letter'') provided by Baird. After execution of the Letter each purchase of shares of any Baird Mutual Fund will be entitled to the sales charge applicable to the total investment indicated in the Letter. If the actual total investments under the Letter exceed the intended amount and thereby qualify for a lower sales charge, a retroactive price adjustment will be made with respect to each purchase of shares of any of the Baird Mutual Funds and the difference will be used to purchase additional shares of such Fund(s). If the total amount of shares purchased during the thirteen month period does not equal the amount stated in the Letter, the purchaser will be notified and required to pay within 20 days of the expiration of the Letter the difference between the sales charge applicable to the shares of the Baird Mutual Funds purchased at the reduced rate and the sales charge applicable to the shares actually purchased pursuant to the Letter. Pursuant to the Letter, which imposes no obligation to purchase additional shares, the first purchase following execution of the Letter must be at least 5% of the amount of the intended purchase and 5% of the amount of the intended purchase will be held in escrow in the form of shares pending completion of the intended purchase. The escrowed shares may be redeemed to cover additional sales charges payable if the intended purchases are not completed and an additional sales charge not paid within the aforementioned 20 day period. (Again a ''purchaser'' is defined to include an individual, as well as certain employee benefit plans for such individual such as the individual's Individual Retirement Accounts, individual-type 403(b) plan or a single participant Keogh-type plan, his or her spouse, and their children.)

DIRECT PURCHASES BY MAIL OR WIRE - An account application is included at the back of this Prospectus. Additional account applications may be obtained from Baird. Account applications should be mailed directly to Baird Mutual Funds, c/o Firstar Trust Company, P.O. Box 701, Milwaukee, Wisconsin 53201-0701. If using overnight delivery use the following address: Baird Mutual Funds, c/o Firstar Trust Company, 615 E. Michigan Street, 3rd Floor, Milwaukee, Wisconsin 53202. ALL APPLICATIONS MUST BE ACCOMPANIED BY PAYMENT IN THE FORM OF A CHECK OR MONEY ORDER MADE PAYABLE TO BAIRD MUTUAL FUNDS, OR BY DIRECT WIRE TRANSFER. All purchases must be made in U.S. dollars and checks must be drawn on U.S. banks. Neither cash nor 3rd party checks will be accepted. Firstar Trust Company will charge a $15 fee against a shareholder's account for any payment check returned to the custodian. THE SHAREHOLDER WILL ALSO BE RESPONSIBLE FOR ANY LOSSES SUFFERED BY THE BAIRD MUTUAL FUNDS AS A RESULT. Funds should be wired to Firstar Bank Milwaukee, N.A., 777 East Wisconsin Avenue, Milwaukee, Wisconsin, ABA #0750 00022, Firstar Trust Company, Account #112-952-137, for ''name of Baird Mutual Fund'', ''name of shareholder and existing account number, if any.'' The establishment of a new account by wire transfer should be preceded by a phone call to Baird, (414) 765-3500, to provide information for the setting up of the account. A follow up application should be sent for all new accounts opened by wire transfer. Telephone orders for purchase of shares may be placed with Baird in which event the purchase will be made at the offering price next determined after the placement of the order.

AUTOMATIC INVESTMENT PLAN - Each Baird Mutual Fund has in effect an Automatic Investment Plan pursuant to which shareholders may invest a fixed dollar amount automatically on or about the 5th day of each month or calendar quarter. The minimum purchase per transaction is $50. To use this service a shareholder must authorize Firstar Trust Company to transfer funds from the shareholder's bank checking or NOW account by completing the Automatic Investment Plan application included at the back of this Prospectus.

REDEMPTION AND REPURCHASE OF SHARES
A shareholder may require any Baird Mutual Fund to redeem the shareholder's shares in whole or part at any time. Redemption requests must be made in writing and directed to: Baird Mutual Funds, c/o Firstar Trust Company, P.O. Box 701, Milwaukee, Wisconsin 53201-0701. If a redemption request is inadvertently sent to the Baird Mutual Funds, it will be forwarded to Firstar Trust Company, but the effective date of redemption will be delayed until the request is received by Firstar Trust Company. Requests for redemption by telephone or telegram and requests which are subject to any special conditions or which specify an effective date other than as provided herein cannot be honored.

Redemption requests should specify the name of the Baird Mutual Fund, the number of shares or dollar amount to be redeemed, shareholder's name, account number, and the additional requirements listed below that apply to the particular account.

TYPE OF REGISTRATION                 REQUIREMENTS
Individual, Joint Tenants,           Redemption request signed by person(s)
(Uniform Gift to Minors Act),        required to sign for the account,
General Partners                     exactly as it is registered.

Corporations, Associations           Redemption request and a corporate
                                     resolution, signed by person(s)
                                     required to sign for the account,
                                     accompanied by signature guarantee(s)

Trusts                               Redemption request signed by the
                                     trustee(s) with a signature guarantee.
                                     (If the trustee's name is not registered on the account, a copy of the trust document certified within the last
                                     60 days is also required.)

Redemption requests from shareholders in an IRA must include instructions regarding federal income tax withholding. Unless otherwise indicated, these redemptions, as well as redemptions of other retirement plans not involving a direct rollover to an eligible plan, will be subject to federal income tax withholding.

If a shareholder is not included in any of the above registration categories (e.g. executors, administrators, conservators or guardians), the shareholder should call the transfer agent, Firstar Trust Company, (414-765-4124), for further instructions. Signatures need not be guaranteed unless otherwise indicated above or the proceeds of redemption are requested to be (a) sent by wire transfer, (b) sent to a person other than the registered holder or holders of the shares to be redeemed, or (c) mailed to other than the address of record, in which cases each signature on the redemption request must be guaranteed by a commercial bank or trust company in the United States, a member firm of the New York Stock Exchange or other qualified guarantor. If certificates have been issued for any of the shares to be redeemed, the certificates, properly endorsed or accompanied by a properly executed stock power, must accompany the request for redemption. Redemptions will not be effective or complete until all of the foregoing conditions, including receipt of all required documentation by Firstar Trust Company in its capacity as transfer agent, have been satisfied.

The redemption price is the net asset value next determined after receipt by Firstar Trust Company in its capacity as transfer agent of the written request in proper form with all required documentation. The amount received will depend on the market value of the investments in the Baird Mutual Fund's portfolio at the time of determination of net asset value, and may be more or less than the cost of the shares redeemed. A check in payment for shares redeemed will be mailed to the holder no later than the seventh day (or such lesser period of time as may be required by applicable regulation) after receipt of the redemption request in proper form and all required documentation.

The Baird Mutual Funds impose a contingent deferred sales charge upon the redemption of certain shares initially purchased without a sales charge. A contingent deferred sales charge is imposed upon the redemption of shares initially purchased without a sales charge because the purchase was (i) $1,000,000 or more, (ii) by an investment advisory client (or affiliate of an investment advisory client) of Baird, or (iii) with the proceeds of a redemption of shares of an unrelated mutual fund, as described in ''Purchase of Shares.'' The contingent deferred sales charge is imposed in the event of a redemption transaction occurring within 12 months following such a purchase. This contingent deferred sales charge is equal to 1% of the lesser of the net asset value of such shares at the time of purchase or at the time of redemption. No contingent deferred sales charge is imposed when an investor redeems (a) shares held for longer than 12 months, (b) amounts representing an increase in the value of Baird Mutual Fund shares due to capital appreciation, or (c) shares purchased through reinvestment of dividends or capital gain distributions. In determining whether a contingent deferred sales charge is payable, shares that are not subject to any deferred sales charge are redeemed first, and other shares are then redeemed in the order purchased.

The contingent deferred sales charge is waived in connection with purchases described under the captions ''Net Asset Value Purchases'' and ''Reinstatement Privilege.'' In addition, the contingent deferred sales charge is waived in the event of (a) the death or disability (as defined in Section 72(m)(7) of the Code) of the shareholder, (b) a lump sum distribution from a benefit plan qualified under the Employee Retirement Income Security Act of 1974 (''ERISA''), or (c) systematic withdrawals for ERISA plans if the shareholder is at least 59-1/2 years old. The Baird Mutual Funds apply the waiver for death or disability to shares held at the time of death or the initial determination of disability of either an individual shareholder or one who owns the shares as a joint tenant with the right of survivorship or as a tenant in common.

No contingent deferred sales charge is imposed on an exchange of shares described under ''Exchange Privileges.'' When shares of a Baird Mutual Fund have been so exchanged, the date of the purchase of the shares of the fund exchanged into, for purposes of any future deferred sales charge, will be assumed to be the date on which the shares tendered for exchange were originally purchased. If the shares being tendered for exchange have been held for less than 12 months and are still subject to a deferred sales charge, such charge will carry over to the shares being acquired in the exchange transaction.

Each Baird Mutual Fund will also repurchase shares through Baird or investment dealers, if any, with which Baird has executed sales agreements. The Baird Mutual Funds will normally accept orders to repurchase shares by wire or telephone from Baird or such other investment dealer at the net asset value next computed after receipt of the order, provided the request for repurchase is received prior to the close of business on the New York Stock Exchange. The Baird Mutual Funds will not charge a fee for this transaction (other than the contingent deferred sales charge, if applicable) but Baird will charge a $40 service fee. Other investment dealers may also charge service fees, which may be different from the fee charged by Baird. Written redemption requests in proper form must be sent to Baird or the investment dealer after making the repurchase request. A check in payment for shares repurchased will be mailed to the holder no later than the seventh day after receipt of the redemption request in proper form and all required documentation.

The right to redeem or repurchase shares of the Baird Mutual Funds will be suspended for any period during which the New York Stock Exchange is closed because of financial conditions or any other extraordinary reason and may be suspended for any period during which (a) trading on the New York Stock Exchange is restricted pursuant to rules and regulations of the Securities and Exchange Commission, (b) the Securities and Exchange Commission has by order permitted such suspension or (c) an emergency, as defined by rules and regulations of the Securities and Exchange Commission, exists as a result of which it is not reasonably practicable for the Baird Mutual Funds to dispose of their securities or fairly to determine the value of their net assets. Additionally when the Baird Mutual Funds are requested to redeem or repurchase shares for which they have not received good payment, any Baird Mutual Fund may delay or cause to be delayed the mailing of a redemption check until it has assured itself that good payment has been collected for the purchase of such shares. (It will normally take up to 3 days to clear local personal or corporate checks and up to 7 days to clear other personal and corporate checks.)

REINSTATEMENT PRIVILEGE
Former shareholders of any of the Funds may reinvest the proceeds from a redemption of any of the Funds or a dividend or capital gain distribution from any of the Funds in shares of any of the Funds at net asset value; provided such reinvestment is made within 90 days of the redemption, dividend or distribution. When making a purchase at net asset value pursuant to the Reinstatement Privilege the former shareholder's account application must be accompanied by a copy of the account activity statement showing the prior redemption, dividend or distribution. The tax status of any gain realized on a redemption will not be affected by exercise of the Reinstatement Privilege, but a loss may be nullified if the former shareholder reinvests in the same Fund within 30 days. See ''Dividends, Distributions and Taxes'' for additional tax considerations in exercising the Reinstatement Privilege.

DIVIDEND REINVESTMENT
Each Baird Mutual Fund has in effect a dividend reinvestment plan pursuant to which shareholders may elect to have all income dividends and/or capital gains distributions reinvested. Shareholders may also elect to have dividends and/or capital gains distributions paid in cash. See the account application forms included at the back of this Prospectus for further information. If the shareholder does not specify an election, all income dividends and capital gains distributions will automatically be reinvested in full and fractional shares, calculated to the nearest 1,000th of a share. Shares are purchased at the net asset value in effect on the business day after the dividend record date (without a sales charge) and are credited to the shareholder's account on the dividend payment date. As in the case of normal purchases, stock certificates are not issued unless requested. Shareholders will be advised of the number of shares purchased and the price following each reinvestment. An election to reinvest or receive dividends and distributions in cash will apply to all shares registered in the same name, including those previously purchased. See ''Dividends, Distributions and Taxes'' for a discussion of the federal income tax consequences of participating in the dividend reinvestment plan.

A shareholder may change an election at any time by notifying the appropriate Baird Mutual Fund in writing. If such a notice is received between a dividend declaration date and payment date, it will become effective on the day following each payment date. Each Baird Mutual Fund may modify or terminate its dividend reinvestment program at any time on thirty days' notice to participants.

DIRECTED REINVESTMENT
In addition to having income dividends and/or capital gains distributions reinvested in shares of the Baird Mutual Fund from which such distributions are paid, shareholders may elect the directed reinvestment option and have dividends and capital gains distributions automatically invested in one or more of the other Baird Mutual Funds. Distributions can only be directed to an existing Baird Mutual Fund account (which account must meet the minimum investment requirement) with a registration identical to the account on which the distributions are paid. Directed reinvestments may be used to invest funds from a regular account to another regular account, from a qualified plan account to another qualified plan account, or from a qualified plan account to a regular account. Directed reinvestments from a qualified plan account to a regular account may have adverse tax consequences including imposition of a penalty tax and therefore shareholders should consult their own advisors before commencing these transactions.

No service fee is currently charged by Baird for effecting directed reinvestment transactions. There are also no sales charges payable on directed reinvestment transactions. Additional information regarding this service may be obtained from Baird. Directing distributions from either the BCD or BBC Fund to the BQB Fund will ordinarily not be the most cost effective means to invest in the BQB Fund because the sales charges applicable to investments in the BCD and BBC Fund are generally higher than those applicable to investment in the BQB Fund.

SYSTEMATIC WITHDRAWAL PLAN
Each Baird Mutual Fund has available to shareholders a Systematic Withdrawal Plan pursuant to which a shareholder who owns shares worth at least $10,000 at current net asset value may provide that a fixed sum will be distributed to the shareholder at regular intervals. To participate in the Systematic Withdrawal Plan, a shareholder deposits shares with the appropriate Baird Mutual Fund and appoints it as the shareholder's agent to effect redemptions of the shares held in the account for the purpose of making monthly or quarterly withdrawal payments of a fixed amount to the shareholder out of the account. To utilize the Systematic Withdrawal Plan, the shares cannot be held in certificate form. The Systematic Withdrawal Plan does not apply to shares held in Individual

Retirement Accounts or defined contribution retirement plans. An application for participation in the Systematic Withdrawal Plan is provided in the account application or may be obtained by writing to the Baird Mutual Funds or by calling (414) 765-3500.

The minimum amount of a withdrawal payment is $100. These payments will be made from the proceeds of periodic redemption of shares in the account at net asset value. Redemptions will be made on the 19th day of each month or, if that day is a holiday, on the preceding business day. Participation in the Systematic Withdrawal Plan constitutes an election by the shareholder to participate in the dividend reinvestment plan and shares acquired pursuant to the reinvestment of dividends on shares held in the account will be added to such account. The shareholder may deposit additional shares in the account at any time. However, the periodic purchase of additional shares while participating in the Systematic Withdrawal Plan will ordinarily be disadvantageous to the shareholder because the shareholder will be paying a sales charge on the purchase of such shares at the same time the shareholder is redeeming shares upon which a sales charge may have already been paid. Withdrawal payments cannot be considered as yield or income on the shareholder's investment, since portions of each payment will normally consist of a return of capital.
Depending on the size or the frequency of the disbursements requested, and the fluctuation in the value of the applicable Baird Mutual Fund's portfolio, redemptions for the purpose of making such disbursements may reduce or even exhaust the shareholder's account. Withdrawals, as in the case of other redemptions, are sales of shares for federal income tax purposes, and may result in capital gains or losses. See ''Dividends, Distributions and Taxes.''

The shareholder may vary the amount or frequency of withdrawal payments, temporarily discontinue them, or change the designated payee or payee's address, by notifying Firstar Trust Company.

AUTOMATIC EXCHANGE PLAN
Each Baird Mutual Fund also has available to shareholders an Automatic Exchange Plan pursuant to which a shareholder who owns shares worth at least $10,000 at current net asset value may provide that a fixed sum will be exchanged from such Fund to one or more other Baird Mutual Funds at regular intervals. The Automatic Exchange Plan operates in a manner similar to the Systematic Withdrawal Plan (See ''Systematic Withdrawal Plan'' above) except that a fixed sum is exchanged for shares of another Baird Mutual Fund rather than distributed in cash to the shareholder at regular intervals. The minimum exchange transaction is $50. Exchanges will be made on the 19th day of each month, or, if that day is a holiday, on the preceding business day. The shareholder may deposit additional shares in the shareholder's account of the Fund from which exchanges are to be made at any time. Exchanging shares pursuant to the Automatic Exchange Plan from either the BCD or BBC Fund to the BQB Fund will ordinarily not be the most cost effective means to invest in the BQB Fund because the sales charges applicable to investments in the BCD and BBC Fund are generally higher than those applicable to investment in the BQB Fund.

Exchanges may only be made to an existing Baird Mutual Fund Account with a registration identical to the account from which the exchanges are made. Exchanges pursuant to the Automatic Exchange Plan may only be made if shares of the Baird Mutual Fund to which the exchanges are to be made are offered in the shareholder's state of residence. An exchange transaction is a sale and purchase of shares for federal income tax purposes and may result in a capital gain or loss. Both the redemption and purchase of shares will be effected at the respective net asset values of the Baird Mutual Funds.

EXCHANGE PRIVILEGES
Shareholders of a Baird Mutual Fund may redeem all of their shares or a portion of their shares having a net asset value of at least $1,000 and use the proceeds to purchase shares of any other Baird Mutual Fund, if such shares are offered in the shareholder's state of residence. Both the redemption and purchase of shares will be effected at the respective net asset values of the Baird Mutual Funds. An exchange transaction is a sale and purchase of shares for federal income tax purposes and may result in a capital gain or loss. The registration of both the account from which the exchange is being made and the account to which the exchange is made must be identical.

Exchange requests must be made in writing. Requests should include the account numbers for both Baird Mutual Funds if an account is already opened, and the amount of the exchange. If a new account is to be opened by the exchange, the registration must be identical to that of the original account. If certificates for shares are held, they must be delivered properly endorsed as described in ''Redemption and Repurchase of Shares.''

Each Baird Mutual Fund reserves the right, at any time without prior notice, to suspend, limit, modify or terminate this exchange privilege or its use in any manner by any person or class. In particular, since an excessive number of exchanges may be disadvantageous to the Baird Mutual Funds, each Baird Mutual Fund reserves the right to terminate the exchange privilege of any shareholder who makes more than four exchanges of shares in a year or three in a calendar quarter (except for exchanges pursuant to the Automatic Exchange Plan).

Each Baird Mutual Fund has entered into an arrangement with Portico Money Market Fund pursuant to which shareholders may exchange their shares of the Baird Mutual Funds for those of the Portico Money Market Fund at their net asset values, and, at a later date, exchange such shares and shares purchased with reinvested dividends for shares of any Baird Mutual Fund at net asset value (without a sales charge). The minimum amount of exchange transactions with the Portico Money Market Fund is $1,000. Exchanges of shares of the Baird Mutual Funds for shares of Portico Money Market Fund and exchanges of shares of Portico Money Market Fund for shares of the Baird Mutual Funds may only be made on days both the New York Stock Exchange is open for trading and the Federal Reserve Banks' Fedline System is open. Such exchanges must comply with the applicable initial and subsequent purchase minimums as established by the fund whose shares are being acquired pursuant to the exchange. Refer to the prospectus of the Portico Money Market Fund and under the heading ''Purchase of Shares'' in this prospectus for the current minimum amounts for initial and subsequent purchases. Additional information about this exchange privilege is contained in the Statement of Additional Information. Baird receives certain payments from Portico Money Market Fund in connection with exchanges of shares of the Baird Mutual Funds for those of the Portico Money Market Fund. Refer to the prospectus of the Portico Money Market Fund for information regarding these payments.

INDIVIDUAL RETIREMENT ACCOUNT AND SIMPLIFIED EMPLOYEE PENSION PLAN
INDIVIDUAL RETIREMENT ACCOUNTS - Individual shareholders may establish their own tax-sheltered Individual Retirement Account (''IRA''). The Baird Mutual Funds have a prototype IRA plan using IRS Form 5305-A. An individual may contribute to the IRA an annual amount equal to the lesser of 100% of annual earned income or $2,000 ($2,250 maximum in the case of a married couple where one spouse is not working and certain other conditions are met in which event two IRAs are established).

Earnings on amounts held under the IRA accumulate free of federal income taxes. Distributions from the IRA may begin at age 59-1/2, and must begin by April 1 following the calendar year end in which a person reaches age 70-1/2. Excess contributions, certain distributions prior to age 59-1/2 and failure to begin distributions after age 70-1/2 may result in adverse tax consequences.

Under current IRS regulations an IRA applicant must be furnished a disclosure statement containing information specified by the IRS. The applicant has the right to revoke the applicant's account within seven days after receiving the disclosure statement in accordance with IRS regulations and obtain a full refund of the applicant's contribution should the applicant so elect. The custodian may, in its discretion, hold the initial contribution uninvested until the expiration of the seven-day revocation period. The custodian anticipates that it will not so exercise its discretion but reserves the right to do so.

Firstar Trust Company, Milwaukee, Wisconsin, serves as custodian and furnishes the services provided for in the IRA plan as required by ERISA. The custodian invests all cash contributions, dividends and capital gains distributions in shares. For such services, the following fees, which are subject to change, will be charged against each account of the participants: $12.50 annual maintenance fee; $15 for transferring to a successor trustee; $15 for distribution(s) to a participant; and $15 for refunding any contribution in excess of the deductible limit.

SIMPLIFIED EMPLOYEE PENSION PLAN - The Baird Mutual Funds' prototype IRA plan may also be used to establish a Simplified Employee Pension Plan (''SEP/IRA''). The SEP/IRA is available to employers and employees, including self-employed individuals, who wish to purchase shares with tax deductible contributions not exceeding annually for any one participant the lesser of $30,000 or 15% of earned income; provided that no more than $9,240 annually (as adjusted for cost-of-living increases) may be contributed through elective deferrals.

Requests for information and forms concerning the IRA and SEP/IRA should be directed to Baird. Included with the forms is a disclosure statement which the IRS requires to be furnished to individuals who are considering an IRA or SEP/IRA. Consultation with a competent financial and tax adviser regarding the IRA and SEP/IRA is recommended.

DEFINED CONTRIBUTION RETIREMENT AND 401(k) PLAN
A prototype defined contribution retirement plan is available for employers who wish to purchase shares of the Baird Mutual Funds with tax-deductible contributions not exceeding annually the lesser of $30,000 or 25% of earned income. This plan includes a cash or deferred 401(k) arrangement for employers who wish to allow employees to elect to reduce their compensation and have such amounts contributed to the plan, not to exceed $9,240 annually (as adjusted for cost-of-living increases). The Baird Mutual Funds have received an opinion letter from the Internal Revenue Service that the prototype defined contribution retirement plan is acceptable for use under Section 401 of the Code.

Firstar Trust Company, Milwaukee, Wisconsin, serves as custodian and furnishes the services provided for in the retirement plan. The custodian invests all cash contributions, dividends and capital gains distributions in shares. For such services, the following fees, which are subject to change, will be charged against each account of the participants: $12.50 for annual maintenance fee per participant account; $15 for a transfer to successor trustee; $15 for distribution(s) to a participant; and $15 for a refund of an excess contribution.

Requests for information and forms concerning the retirement plan should be directed to Baird. Consultation with a competent financial and tax adviser regarding the retirement plan is recommended.

DIVIDENDS, DISTRIBUTIONS AND TAXES
The Baird Mutual Funds intend to qualify annually as, and elect tax treatment as, a regulated investment company under Subchapter M of the Code. Pursuant to the requirements of the Code, the Baird Mutual Funds intend to distribute substantially all of their net investment income and net capital gain, if any, to their shareholders annually so as not to be required to pay significant amounts of federal income or excise tax on their net investment income or net realized capital gain. Net investment income and net realized capital gain will typically be paid by the BCD Fund and the BBC Fund in October and December. Net realized capital gain will typically be paid by the BQB Fund in October and December and net investment income will be paid as described in the following paragraph. For federal income tax purposes, the amount of the distributions paid by the Baird Mutual Funds to shareholders, whether invested in additional shares pursuant to the dividend reinvestment plan or received in cash, will be taxable to each Baird Mutual Fund's shareholder except those shareholders that are not subject to tax on their income.

The daily net investment income of the BQB Fund is declared as a dividend each day to shareholders of record and paid monthly. Shares of the BQB Fund will begin earning dividends the day the purchase becomes effective and will not participate in the dividend declared on the date of redemption. For these purposes, the date of purchase and the date of redemption is the settlement date of the transaction. If all shares in an account (other than an account registered in the name of Baird's nominee) are redeemed, dividends credited to the account since the beginning of the dividend period through the date of redemption will be paid with the redemption proceeds. If less than all such shares are redeemed (or if all shares of an account registered in the name of Baird's nominee are redeemed), all dividends accrued but unpaid on the redeemed shares will be distributed on the next payment date. For the purpose of calculating dividends, net investment income consists of income accrued on portfolio assets, less accrued expenses. Income earned on weekends, holidays and other days on which the net asset value is not calculated will be declared as a dividend in advance on the preceding business day.

Shareholders will be notified annually as to the sources of dividends and distributions. For federal income tax purposes, the original cost for a shareholder's shares constitutes the shareholder's basis in the shares and on redemption (including redemptions pursuant to the Exchange Privilege and the Systematic Withdrawal Plan) the shareholder will recognize gain or loss equal to the difference between such basis and the redemption price; provided, that if shares of a Baird Mutual Fund are exchanged within 90 days of purchase pursuant to the Exchange Privilege or redeemed within 90 days of purchase and the proceeds reinvested pursuant to the Reinstatement Privilege, for federal income tax purposes (a) the basis of the shares initially purchased will not include the sales charge paid with respect thereto and (b) such sales charge will be added to the basis of the shares purchased pursuant to the Exchange Privilege or the Reinstatement Privilege. Furthermore, any loss recognized on a sale of shares will be disallowed if the shares sold are replaced within a 61-day period beginning 30 days before and ending 30 days after the disposition of the shares. In such case, the basis of the acquired shares will be adjusted to reflect the disallowed loss. Shares purchased pursuant to the dividend reinvestment plan will have a basis equal to the amount of the dividends and/or capital gains distributions reinvested. Distributions and redemptions may also be subject to tax under state or local tax laws the provisions of which may differ from those of the Code.

CAPITAL STRUCTURE
Each of the BCD Fund and the BBC Fund have authorized capital stock consisting of 20,000,000 shares of common stock. The authorized capital stock of The Baird Funds, Inc. consists of 10,000,000,000 shares, of which 300,000,000 are allocated to the BQB Fund. Shareholders of the BCD Fund and the BBC Fund are entitled: (i) to one vote per full share of common stock; (ii) to such distributions as may be declared by the Fund's Board of Directors out of funds legally available; and (iii) upon liquidation, to participate ratably in the assets available for distribution. With respect to the BQB Fund, each share outstanding entitles a holder to one vote. Generally shares of the BQB Fund and of any other portfolios of The Baird Funds, Inc. are voted in the aggregate and not by each Fund, except when class voting by the BQB Fund and any such other portfolios is required by Wisconsin law or the Investment Company Act of 1940 (e.g., change in investment policy or approval of an investment advisory agreement). The shares of each of the BQB Fund and any such other portfolios have the same preferences, limitations and rights, except that all consideration received from the sale of shares of each of the BQB Fund and any such other portfolios, together with all other income, earnings, profits and proceeds thereof, belong to the respective fund and are charged with the liabilities in respect to that fund and of that fund's share of the general liabilities of The Baird Funds, Inc., in the proportion that the total net assets of the respective fund bears to the aggregate net assets of The Baird Funds, Inc. The net asset value per share of each of the BQB Fund and the other portfolios of The Baird Funds, Inc. is based on the assets belonging to that fund less the liabilities charged to that fund, and dividends are paid on shares of each fund only out of lawfully available assets belonging to that fund. In the event of liquidation or dissolution of The Baird Funds, Inc., the shareholders of the BQB Fund and the other portfolios of The Baird Funds, Inc. will be entitled, out of the assets of The Baird Funds, Inc. available for distribution, to the assets belonging to such fund. As of the date of this prospectus, The Baird Funds, Inc. consisted of the BQB Fund and one other portfolio, the Baird Adjustable Rate Income Fund, which is not accepting new investments.

There are no conversion or sinking fund provisions applicable to the shares of the Baird Mutual Funds and the holders have no preemptive rights and may not accumulate their votes in the election of directors. Consequently the holders of more than 50% of the shares of the BCD Fund, the BBC Fund and The Baird Funds, Inc. voting for the election of directors of the respective corporation can elect the entire Board of Directors of the respective corporation and in such event the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to the Board of Directors. The Wisconsin Business Corporation Law permits registered investment companies to operate without an annual meeting of shareholders under specified circumstances if an annual meeting is not required by the Investment Company Act of 1940. The Baird Mutual Funds have adopted the appropriate provisions in their Bylaws and do not anticipate holding an annual meeting of shareholders to elect directors unless otherwise required by the Investment Company Act of 1940. The Baird Mutual Funds have also adopted provisions in their Bylaws for the removal of directors by their shareholders.

The shares are redeemable and are transferable. All shares issued and sold by each Baird Mutual Fund will be fully paid and non-assessable except as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law. Fractional shares entitle the holder to the same rights as whole shares, on a proportionate basis. Firstar Trust Company, 615 East Michigan Street, Milwaukee, Wisconsin 53202 acts as each Baird Mutual Fund's transfer agent and dividend disbursing agent.

The BCD Fund and the BBC Fund will not issue certificates evidencing shares purchased unless so requested in writing. Shares of the BQB Fund will be evidenced only by bookkeeping entries. Where certificates are not issued, the shareholder's account will be credited with the number of shares purchased, relieving shareholders of responsibility for safekeeping of certificates and the need to deliver them upon redemption. Written confirmations are issued for all purchases. Any shareholder may deliver certificates to Firstar Trust Company and direct that the shareholder's account be credited with the shares. A shareholder of the BCD Fund or the BBC Fund may direct Firstar Trust Company at any time to issue a certificate for the shareholder's shares without charge.

The BCD Fund, the BBC Fund and The Baird Funds, Inc. are separately incorporated investment companies. Each Baird Mutual Fund is described in this Prospectus in order to help investors understand the similarities and differences between the Baird Mutual Funds. Because the Baird Mutual Funds share this Prospectus there is a possibility that one Baird Mutual Fund might become liable for a misstatement, inaccuracy or incomplete disclosure in this Prospectus concerning the other Baird Mutual Fund.

SHAREHOLDER REPORTS
Shareholders will be provided at least semi-annually with a report showing the applicable Baird Mutual Funds' portfolio and other information and annually after the close of the Baird Mutual Funds' fiscal year, which ends September 30, with an annual report containing audited financial statements. Shareholders who have questions about the Baird Mutual Funds should call Firstar Trust Company at (414) 765-4124 or write to Baird Mutual Funds, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Corporate Secretary.

ACCOUNT APPLICATION                     My Baird Investment Officer is:

                                        Name___________________________

                                        Number_________________________
Check One:

/ /  BAIRD CAPITAL DEVELOPMENT FUND
/ /  BAIRD BLUE CHIP FUND
/ /  BAIRD QUALITY BOND FUND

NAME ACCOUNT REGISTRATION      Please print or type
In case of two or more co-owners, the account will be registered ''Joint Tenants with Right of Survivorship'' unless otherwise specified.

   SHAREHOLDER                           /   /               /  /
--------------------------------------------------------------------------------
LAST NAME FIRST NAME MIDDLE INITIAL SOCIAL SECURITY NO.**<F16> DATE OF BIRTH

CO-OWNER/OTHER                           /   /             /  /
--------------------------------------------------------------------------------
LAST NAME FIRST NAME MIDDLE INITIAL SOCIAL SECURITY NO.**<F16> DATE OF BIRTH

--------------------------------------------------------------------------------
ADDRESS

--------------------------------------------------------------------------------
STREET

--------------------------------------------------------------------------------
CITY                                       STATE           ZIP CODE

TELEPHONE
--------------------------------------------------------------------------------
BUSINESS                              HOME

 MAIL TO:                                       FOR OVERNIGHT OR EXPRESS MAIL:
 Baird Mutual Funds
 c/o Firstar Trust Co.                          Baird Mutual Funds
 P.O. Box 701                                   c/o Firstar Trust Co.
 Milwaukee, Wisconsin 53201-0701                615 East Michigan St., 3rd Floor
 (414) 765-4124                                 Milwaukee, Wisconsin 53202

Enclosed is my check or money order made payable to the ''Baird Mutual Funds'' for $____________ (Initial purchase $1,000 minimum, except for Automatic Investment Plans, $50 minimum per transaction.) made payable to Baird Capital Development Fund, Baird Blue Chip Fund or Baird Quality Bond Fund, for the purchase of shares in accordance with the provisions in the Baird Mutual Funds' Prospectus, the receipt of which is hereby acknowledged. I represent that I am of legal age and have legal capacity to make this purchase.

DISTRIBUTION OPTION
If none checked, Option A will be assigned.
o  A.Dividends reinvested; capital gains in additional shares.
o  B.Dividends in cash; capital gains in additional shares.
o  C.Dividends reinvested; capital gains in cash.
o  D.Dividends in cash; capital gains in cash.
o  E.Reinvest dividends and capital gains into (name of Fund) _________________

Directed reinvestment is available only when the minimum investment requirement of the receiving Fund has been met.

AUTOMATIC EXCHANGES
Automatic exchanges are available only on account balances of $10,000 or more at the time automatic exchanges are commenced.
Exchange $______________________($50 minimum)
into (name of Fund)___________________________________________________
Account Number________________________________________________________
from (name of Fund)___________________________________________________
Account Number________________________________________________________
Please make exchanges      / /  Monthly
                           / /  Quarterly (M, J, S, D)

Exchanges will be made on the (*)<F15>or preceding business day.

*<F15> Date to be determined by Firstar.
**<F16>The Fund is required to withhold taxes if a Social Security number or Tax Identification number is not delivered to the Fund within 7 days.

RIGHT OF ACCUMULATION DISCOUNTS                         ACCOUNT NUMBERS:
/ /  I qualify for the Right of Accumulation as
     described in the Baird Mutual Funds' Prospectus. ----------------------- Below are listed all the accounts in Baird
     Capital Development Fund, Baird Blue Chip Fund and ----------------------- Baird Quality Bond Fund which should be credited to my Statement of Intention or combined with the ----------------------- account listed above.
                                                         -----------------------

LETTER OF INTENT (OPTIONAL)

/ / I agree to be bound by the description of the Letter of Intent in the Prospectus and to escrow certain of my shares in accordance herewith. Although I am not obligated to do so, it is my intention to invest over a 13- month period in shares of Baird Capital Development Fund, Baird Blue Chip Fund and/or Baird Quality Bond Fund an aggregate amount (including shares currently held) at least equal to that which is checked below:

           / /   $50,000 to $99,999         / /  $100,000 to $249,999
           / /   $250,000 to$499,999        / /  $500,000 to $999,999
                            / /  $1,000,000 or more

                If a previous purchase has been made within 90 days, please check this box and provide account number.
                / /  Account number __________________________

SYSTEMATIC WITHDRAWAL PLAN (OPTIONAL) Systematic withdrawals are available only on account balances of $10,000 or more at the time systematic withdrawals are commenced.
   / / Mail a check for $_____________($100 or more) prior to the last day of each:

   / /  Month
   / /  Quarter
First check to be mailed in month of ______________________ to person(s) and address shown in account registration.

SHAREHOLDER AUTHORIZATION AND CERTIFICATION
(Must be certified by first shareholder, signing below)


I authorize any instruction contained herein and certify, under penalties of perjury

1.  That the social security or other taxpayer
    identification number is correct, and           -----------------------------------
                                                    Signature of the Shareholder   Date
    (Strike if not true)
                                                    -----------------------------------
2.  That I am not subject to backup withholding     Signature of Co-Owner (if any)
    either because I have not been notified that
    I am subject to backup withholding as a         -----------------------------------
    result of a failure to report all interest      Corp. Officer/partner/Trustee Title
    or dividends, or I was subject to backup
    witholding and the Internal Revenue Service     -----------------------------------
    has notified me that I am no longer subject     Corp. Officer/partner/Trustee Title
    to backup withholding.
                                                    -----------------------------------
                                                    Corp. Officer/partner/Trustee Title

APPLICATION                My Baird Investment Officer is:

                           Name_________________________

                           Number_______________________

AUTOMATIC INVESTMENT PLAN
$50 minimum per month or quarter

Use this form to establish your automatic investment plan with The Baird Mutual Funds. You can purchase shares regularly by requesting electronic transfer of assets from your checking or NOW account to any of the Baird Mutual Funds.

GUIDELINES

o  Your bank must be a member of Automated Clearing House (ACH).
o  The application MUST be accompanied by a ''voided'' check.
o Application must be received at least 14 days prior to the initial transaction.
o Your Baird Mutual Fund account must be established before the Plan goes into effect. ($50 minimum)
o A $15 service fee will be assessed, if the automatic purchases cannot be made for any reason.
o The Plan will be terminated upon redemption of all shares. (This includes exchanges to other Funds.)
o Termination must be in writing to the Firstar Trust Company. Allow 5 business days to become effective.
o All contributions made to a Baird Mutual Fund IRA through the Automatic Investment Plan will be recorded as current year contributions.
o Contributions will be made on or about the 5th day of each month or quarter depending on the option selected.
o Complete this form and return to: Baird Mutual Funds, c/o Firstar Trust Company, P.O. Box 701, Milwaukee, WI 53201-0701

AUTHORIZATION TO MY BANK

I (we) authorize you via the ACH Network to honor all debit entries initiated by me from time to time through Firstar Bank of Milwaukee, N.A. on behalf of the Firstar Trust Company. All such debits are subject to sufficient collected funds in my account to pay the debit when presented.

I (we) agree that your treatment of each entry, and your rights to respect it, shall be the same as if it were signed personally by me (or either of us). I
(we) further agree that if any such entries are dishonored with good and sufficient cause, you shall be under no liability whatsoever.

I (we) have read and understand the conditions of The Baird Mutual Fund Automatic Investment Plan. I (we) also understand that the Plan may be terminated or modified at any time without notice by The Baird Mutual Funds or Firstar Trust Company.

MONTHLY OPTION
Monthly amount to be invested $______ ($50 minimum) commencing ________, 199__.

QUARTERLY OPTION (APRIL, JULY, OCTOBER AND JANUARY)
Quarterly amount to be invested $_____ ($50 minimum) commencing ________, 199__.

Check One:

/ /  BAIRD CAPITAL DEVELOPMENT FUND / /  BAIRD QUALITY BOND FUND
/ /  BAIRD BLUE CHIP FUND

--------------------------------    ------------------------------------
FUND NAME                           NAME OF YOUR BANK

--------------------------------    ------------------------------------
ACCOUNT NUMBER                      NAME(S) ON YOUR BANK OR NOW ACCOUNT

--------------------------------    ------------------------------------
NAME(S) ON ACCOUNT                  YOUR BANK ADDRESS

--------------------------------    ------------------------------------
YOUR ADDRESS                        CITY           STATE             ZIP
                                    (   )
--------------------------------    ------------------------------------
CITY             STATE       ZIP    YOUR DAYTIME PHONE NUMBER

--------------------------------    ------------------------------------
SIGNATURE OF OWNER          DATE    SIGNATURE OF JOINT OWNER (IF ANY)

                                 DO NOT DETACH

AUTHORIZATION TO MY BANK

---------------------------------------------------------------------------
NAME(S) ON YOUR BANK ACCOUNT        ACCOUNT NUMBER    SIGNATURE(S) OF OWNER

                                                      ---------------------
                                                      SIGNATURE(S) OF OWNER
------------------------------------
BANK NAME

------------------------------------
BANK ADDRESS

------------------------------------
CITY            STATE            ZIP

DISTRIBUTOR
ROBERT W. BAIRD & CO.
INCORPORATED
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

INVESTMENT ADVISERS
INVESTMENT MANAGEMENT
SERVICES GROUP
ROBERT W. BAIRD & CO. INCORPORATED
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

FIDUCIARY MANAGEMENT, INC.
225 East Mason Street
Milwaukee, Wisconsin  53202

INDEPENDENT ACCOUNTANTS
PRICE WATERHOUSE LLP
100 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

CUSTODIAN, TRANSFER,
DIVIDEND DISBURSING AND
SHAREHOLDER SERVICING AGENT
FIRSTAR TRUST COMPANY
615 East Michigan Street
Milwaukee, Wisconsin 53202
414-765-4124

(Baird Logo)
A NORTHWESTERN
MUTUAL COMPANY
Robert W. Baird & Co. Incorporated
777 E. Wisconsin Avenue, Milwaukee, WI 53202
Phone 414-765-3500. Toll Free 1-800-RW-BAIRD
Copyright 1992 Robert W. Baird & Co. Incorporated